                     AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered
                                                          ---------
into as of September 30, 1997, by and among Asymetrix Corporation, a Washington corporation ("Asymetrix"), Oakes Acquisition Corp., a Massachusetts corporation
              ---------
and a wholly-owned subsidiary of Asymetrix ("Oakes Interactive Sub"), TopShelf
                                             ---------------------
Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Asymetrix ("TopShelf Sub") Acorn Acquisition Corp. ("Acorn Sub"), a
            ------------                             ---------
Massachusetts corporation and a wholly-owned subsidiary of Asymetrix, Oakes Interactive Incorporated, a Massachusetts corporation ("Oakes Interactive"),
                                                        -----------------
TopShelf Multimedia, Inc., a Massachusetts corporation ("TopShelf"), Acorn
                                                         --------
Associates Incorporated, a Massachusetts corporation ("Acorn" and, together with
                                                       -----
TopShelf and Oakes Interactive, the "Oakes Companies") and Gordon Oakes and
                                     ---------------
Kevin Oakes (each of whom is a stockholder of each of the Oakes Companies, and are collectively referred to herein as the "Principals" and each individual
                                            ----------
referred to as a "Principal").
                  ---------

                                   RECITALS

     The parties intend that, subject to the terms and conditions of this
Agreement:

          (i) Oakes Interactive Sub will merge with and into Oakes Interactive in a reverse triangular merger, with Oakes Interactive to be the corporation surviving the Oakes Interactive Merger (as defined below), all pursuant to the terms and conditions of this Agreement and Articles of Merger in the form of Exhibit A-1 attached hereto (the "Oakes Interactive Articles of Merger") and the
-----------                       ------------------------------------
applicable provisions of the law of the Commonwealth of Massachusetts.

         (ii) TopShelf Sub will merge with and into TopShelf in a reverse triangular merger, with TopShelf to be the corporation surviving the TopShelf Merger (as defined below), all pursuant to the terms and conditions of this Agreement and Articles of Merger in the form of Exhibit A-2 attached hereto (the
                                                -----------
"TopShelf Articles of Merger") and the applicable provisions of the laws of the
 ---------------------------
Commonwealth of Massachusetts, and

         (iii) Acorn Sub will merge with and into Acorn in a reverse triangular merger, with Acorn to be the corporation surviving the Acorn Merger (as defined below), all pursuant to the terms and conditions of this Agreement and Articles of Merger in the form of Exhibit A-3 attached hereto (the "Acorn Articles of
                         -----------                       -----------------
Merger") and the applicable provisions of the laws of the Commonwealth of
------
Massachusetts.

     Upon the effectiveness of the Mergers (as defined below), all of the outstanding capital stock of each of the Oakes Companies will be converted into shares of Asymetrix Series 5 Class B Stock, as provided in this Agreement and the respective Articles of Merger. Each of the Mergers is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") by virtue of the
                                                       ----
provisions of Section 368(a)(2)(E) of the Code and will be treated as a "purchase" for accounting purposes.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

     1.1  "Acorn Common Stock" means the Common Stock of Acorn, no par value per
           ------------------
share.

     1.2  "Acorn Merger" means the merger of Acorn Sub with and into Acorn in a
           ------------
reverse triangular merger pursuant to this Agreement and the Acorn Articles of Merger.

     1.3  "Asymetrix Merger Stock" means the Series 5 Class B Stock of
           ----------------------
Asymetrix, $0.01 par value per share, having the rights, preferences and limitations set forth in the Statement of Designation (as defined below), and any Asymetrix Common Stock into which such Series 5 Class B Stock may be converted pursuant to the terms in the Statement of Designation.

     1.4  "Asymetrix Options" means options exercisable for Asymetrix Common
           -----------------
Stock to be granted to employees of the Oakes Companies as provided in Section 11.3.

     1.5  "Articles of Merger" mean collectively the Oakes Interactive Articles
           ------------------
of Merger, the Acorn Articles of Merger and the TopShelf Articles of Merger.

     1.6  "Effective Time" means the time and date on which each of the Oakes
           --------------
Interactive Articles of Merger, the Acorn Articles of Merger and the TopShelf Articles of Merger, as applicable, has been filed with the Commonwealth of Massachusetts, and each of the Mergers becomes effective under Massachusetts law.

     1.7  "Former Oakes Interactive Stockholders" means any holder of shares of
           -------------------------------------
Oakes Interactive Common Stock that are issued and outstanding immediately prior to the Effective Time.

     1.8  The "Mergers" means each of the Oakes Interactive Merger, the
              -------
TopShelf Merger and the Acorn Merger.

     1.9  "Merger Subs" means collectively each of Oaks Sub, TopShelf Sub and
           -----------
Acorn Sub.

     1.10 "Oakes Interactive Common Stock" means the Common Stock of Oakes
           ------------------------------
Interactive, no par value per share.

     1.11 "Oakes Interactive Merger" means the merger of Oakes Interactive
           ------------------------
Sub with and into Oakes Interactive in a reverse triangular merger pursuant to this Agreement and the Oakes Interactive Articles of Merger.

     1.12 "Stated Value Per Share" means $3.47 per share of Asymetrix Merger
           ----------------------
Stock.

     1.13 "Statement of Designation" means the Statement of Designation of
           ------------------------
Rights, Preferences and Limitations of Series 5 Class B Stock in the form attached hereto as Exhibit 1.13.
                   ------------

     1.14  "TopShelf Common Stock" means the Common Stock of TopShelf, no par
            ---------------------
value per share.

     1.15  "TopShelf Merger" means the merger of TopShelf Sub with and into
            ---------------
TopShelf in a reverse triangular merger pursuant to this Agreement and the TopShelf Articles of Merger.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 have the meanings assigned to such terms in this Agreement.

2.   PLAN OF REORGANIZATION

     2.1  The Oakes Interactive Merger. At the Effective Time, Oakes Interactive
          ----------------------------
Sub will be merged with and into Oakes Interactive pursuant to this Agreement and the Oakes Interactive Articles of Merger and in accordance with applicable provisions of the laws of the Commonwealth of Massachusetts. Each share of Oakes Interactive Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Oakes Interactive Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive such number of shares (the "Oakes
                                                                -----
Interactive Applicable Fraction") of Asymetrix Merger Stock as is equal to
-------------------------------
1,210,000 shares divided by the total number of shares of Oakes Interactive Common Stock issued and outstanding immediately prior to the Effective Time.

     2.2  The TopShelf Merger. Simultaneously with Oakes Interactive Merger,
          -------------------
Asymetrix shall cause the TopShelf Articles of Merger to be filed with the Secretary of State of the Commonwealth of Massachusetts. At the Effective Time, TopShelf Sub will be merged with and into TopShelf pursuant to this Agreement and the TopShelf Articles of Merger and in accordance with applicable provisions of the laws of the Commonwealth of Massachusetts. Each share of TopShelf Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the TopShelf Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive such number of shares (the "TopShelf Applicable Fraction") of Asymetrix Merger
                            ----------------------------
Stock as is equal to 151,250 shares divided by the total number of shares of TopShelf Common Stock issued and outstanding immediately prior to the Effective Time.

     2.3  The Acorn Merger. Simultaneously with the Oakes Interactive Merger and
          ----------------
the TopShelf Merger, Asymetrix shall cause the Acorn Articles of Merger to be filed with the Secretary of State of the Commonwealth of Massachusetts. At the Effective Time, Acorn Sub will be merged with and into Acorn pursuant to this Agreement and the Acorn Articles of Merger and in accordance with applicable provisions of the laws of the Commonwealth of Massachusetts. Each share of Acorn Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Acorn Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive such number of shares (the "Acorn Applicable Fraction"; the Oakes Interactive
                       -------------------------
Applicable Fraction, the TopShelf Applicable Fraction and the Acorn Applicable Fraction are collectively referred to as the "Applicable Fractions") of
                                              --------------------
Asymetrix Merger Stock as is equal to 151,250 shares divided by the total number of shares of Acorn Common Stock issued and outstanding immediately prior to the Effective Time.

     2.4  Adjustments for Capital Changes. If, prior to the Effective Time,
          -------------------------------
Asymetrix or any of the Oakes Companies recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares, securities convertible into shares or other property, then the Applicable Fractions will be adjusted appropriately.

     2.5  Fractional Shares. No fractional shares of Asymetrix Merger Stock will
          -----------------
be issued in connection with any of the Mergers, but in lieu thereof, the holders of Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock who would otherwise be entitled to receive a fraction of a share of Asymetrix Merger Stock will receive from Asymetrix, promptly after the Effective Time, an amount of cash equal to the Stated Value Per Share, multiplied by the fraction of a share of Asymetrix Merger Stock to which such holder would otherwise be entitled. Such cash payment in lieu of fractional share interests is merely intended to provide a mechanism to avoid fractional shares.

     2.6  Options; Other Securities. No shares of Asymetrix Merger Stock (or any
          -------------------------
other securities of Asymetrix) shall be issued or issuable with respect to options to purchase Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock or with respect to any other equity securities of the Oakes Companies (including warrants and stock appreciation rights), other than Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock and all such options or other equity securities shall be canceled at the Effective Time.

     2.7  Effects of the Mergers. At the Effective Time: (a) the separate
          ----------------------
existence of each of the Merger Subs will cease and (i) Oakes Interactive Sub will be merged with and into Oakes Interactive, and Oakes Interactive will be the surviving corporation of the Oakes Interactive Merger, pursuant to the terms of the Oakes Interactive Articles of Merger; (ii) TopShelf Sub will be merged with and into TopShelf and TopShelf will be the surviving corporation of the TopShelf Merger, pursuant to the terms of the TopShelf Articles of Merger, and
(iii) Acorn Sub will be merged with and into Acorn, and Acorn will be the surviving corporation of the Acorn Merger, pursuant to the terms of the Acorn Articles of Merger; (b) the Articles of Organization and Bylaws of Oakes Interactive, TopShelf or Acorn will be unchanged and will continue to be the Articles of Organization and Bylaws of the surviving corporation of the Oaks Interactive Merger, the TopShelf Merger or the Acorn Merger, as applicable; (c) each share of capital stock of each Merger Sub outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of the respective surviving corporation; (d) the directors and officers of Oakes Interactive Sub, TopShelf Sub or Acorn Sub shall become the directors and officers of the respective surviving corporation; (e) each share of Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive that number of shares of Asymetrix Merger Stock as provided in Sections 2.1, 2.2 or 2.3, as applicable; (f) the purposes of the surviving corporation of each of the Mergers shall be as specified in the Articles of Organization of each of the Oakes Companies immediately prior to the Mergers;
(g) the authorized capitalization of the surviving corporation of each of the Mergers shall be the authorized capital of the applicable Oakes Company immediately prior to the Mergers; and (h) the Mergers will, from and after the Effective Time, have all of the effects provided by applicable law.

     2.8  Further Assurances. Each of the Oakes Companies and the Principals
          ------------------
agree that if, at any time after the Effective Time, Asymetrix considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Asymetrix title to any property or rights of the Oakes Companies, Asymetrix and its officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Asymetrix and otherwise carry out the purpose of this Agreement, in the name of the Oakes Companies or otherwise.

     2.9  Securities Law Compliance. Asymetrix will issue the shares of
          -------------------------
Asymetrix Merger Stock in the Mergers pursuant to the "private placement" exemption from registration under Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act of 1933, as amended (the "Securities Act"), and the shares received by the Principals and the other Former Oakes Interactive Stockholders in the Mergers will therefore be restricted securities within the meaning of Rule 144 of the Securities Act, and Articles evidencing such shares will bear a restrictive legend evidencing that fact. Asymetrix shall also take any action that is required to be taken under any applicable state securities or Blue Sky laws in connection with the issuance of Asymetrix Merger Stock in the Mergers. The Oakes Companies and the Principals shall furnish to Asymetrix all information known to the Oakes Companies or the Principals (or reasonably ascertainable by the Oakes Companies or the Principals) concerning each of the Oakes Companies, the Principals and the other Former Oakes Interactive Stockholders, as may be reasonably requested in connection with any action contemplated by this Section.

     2.10 Purchase Accounting. The parties intend that each of the Mergers be
          -------------------
treated as a purchase for accounting purposes.

     2.11 Tax-Free Reorganization. The parties intend to adopt this Agreement as
          -----------------------
a tax-free plan of reorganization and to consummate the Mergers in accordance with the provisions of Section 368(a)(1)(A) of the Code. The parties believe that the value of the Asymetrix Merger Stock to be received in each applicable Merger is equal, in each instance, to the value of the Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock, as applicable, to be surrendered in exchange therefor. The Asymetrix Merger Stock issued in the Mergers will be issued solely in exchange for Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock, as applicable, and no other transaction other than the applicable Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock, as applicable. No consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Asymetrix for the Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock in the Merger. The parties shall not take a position on any tax returns inconsistent with this Section 2.11. In addition, Asymetrix represents now, and as of the Effective Time, that it presently intends to continue the Oakes Companies' historic business or use a significant portion of the Oakes Companies' business assets in a business. At the Effective Time, officers of each of Asymetrix and each of the Oakes Companies shall execute and deliver officers' Certificates in the forms of Exhibits 2.11A, 2.11B, 2.11C and
                                               --------------------------------
2.11D attached hereto. The provisions and representations contained or referred
-----
to in this Section 2.11 shall survive until the expiration of the applicable statute of limitations.

3.   REPRESENTATIONS AND WARRANTIES OF THE OAKES COMPANIES

     Each of the Principals and each Oakes Company, jointly and severally, hereby represents and warrants as follows, except as set forth in the Oakes Schedule of Exceptions (in numbered paragraphs that correspond to the Section numbers below) simultaneously delivered to Asymetrix as Exhibit 3.0 with the
                                                        -----------
execution of this Agreement:

     3.1  Organization, Good Standing and Qualification. Each Oakes Company is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in the jurisdictions listed in Schedule 3.1 of the Oakes Schedule of
                                           ------------
Exceptions. None of the Oakes Companies owns or leases any property outside of the Commonwealth of Massachusetts and has no employees or offices outside of the Commonwealth of Massachusetts. None of the Oakes Companies has received any notice from any state in which the Oakes Companies are not qualified as a foreign corporation to the effect that the Oakes Companies should be so qualified.

     3.2  Power, Authorization and Validity.
          ---------------------------------

          3.2.1 Each Oakes Company has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which such Oakes Company is or will be a party that are required to be executed at the Closing (defined below) pursuant to this Agreement (the "Oakes Ancillary Agreements"). The execution, delivery and
                --------------------------
performance of this Agreement and the Oakes Ancillary Agreements to which the Oakes Companies are a party have been duly and validly approved and authorized by the Boards of Directors of Oakes Interactive, TopShelf and Acorn, respectively. The Oakes Interactive Merger, the TopShelf Merger and the Acorn Merger have been approved by all of the stockholders of Oakes Interactive, TopShelf and Acorn, respectively.

          3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable the Oakes Companies to enter into, and to perform its obligations under, this Agreement and the Oakes Ancillary Agreements, except for (a) the filing of the Articles of

Merger with the Commonwealth of Massachusetts, and (b) such filings as may be required to comply with federal and state securities laws.

          3.2.3 This Agreement and the Oakes Ancillary Agreements are, or when executed by the Oakes Companies, will be, valid and binding obligations of the Oakes Companies, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Articles of Merger will not be effective until the Effective Time.

     3.3  Capitalization. As of the date hereof, the authorized capital stock of
          --------------
(i) Oakes Interactive consists of 200,000 shares of Oakes Interactive Common Stock, of which 200 shares are issued and outstanding, (ii) TopShelf consists of 200,000 shares of TopShelf Common Stock, of which 200 shares are issued and outstanding and (iii) Acorn consists of 200,000 shares of Acorn Common Stock, of which 200 shares are outstanding. All issued and outstanding shares of Oakes Interactive Common Stock, TopShelf Common Stock and Acorn Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by Oakes Interactive, TopShelf or Acorn, as applicable, in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Schedule 3.3 of the
                                                            ------------
Oakes Schedule of Exceptions sets forth a true, correct and complete list of all holders of Oakes Interactive Common Stock, TopShelf Common Stock and Acorn Common Stock. There are no options, warrants, stock appreciation rights, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Oakes Interactive's, TopShelf's or Acorn's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Oakes Interactive, TopShelf or Acorn capital stock or obligating any Oakes Company to grant, extend, or enter into any such option, warrant, call, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of the Oakes Companies' outstanding securities. No Oakes Company is under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued. All holders of Common Stock of any Oakes Company reside in the Commonwealth of Massachusetts.

     3.4  Subsidiaries. No Oakes Company presently owns or controls, directly or
          ------------
indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

     3.5  No Violation of Existing Agreements. Neither the execution and
          -----------------------------------
delivery of this Agreement or any Oakes Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of, or cause an acceleration or amendment of any obligation under, (a) any provision of the Articles of Organization or Bylaws of any Oakes Company, as currently in effect, (b) any Material Agreement (as defined in Section 3.11) to which any Oakes Company is a party or by which the Oakes Companies or its assets or properties are bound, or (c) to the knowledge of the Oakes Companies, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to the Oakes Companies, or their respective assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a material adverse effect on the business, operations, financial condition or prospects of such Oakes Companies (for purposes of this Section 3, Section 3A and Section 5, a "Material Adverse
                                                         ----------------
Effect").
------

     3.6  Litigation.  There is no action, proceeding, claim or investigation
          ----------
pending against any Oakes Company before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to such Oakes Company, would have a Material Adverse Effect, and, to the best of the Oakes Companies' knowledge, no such action, proceeding, claim or investigation has been threatened. There is, to the best of the Oakes Companies' knowledge, no reasonable basis for any stockholder or former stockholder of any Oakes Company, or any other person, firm, corporation or entity, to assert a claim against any Oakes Company, Principal or Asymetrix based upon: (a) ownership or rights to ownership of any shares of Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock, (b) any rights as or to become a holder of securities of any Oakes Company, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among any Oakes Company and any of their respective stockholders or former stockholders or option holders or former option holders.

     3.7  Taxes. For purposes of this Section 3.7, the terms "tax" and "taxes"
          -----                                               ---       -----
include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value-added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated taxes, interest, penalties, additions to tax and interest on any such penalties and additions to tax.

          3.7.1 Each of the Oakes Companies has timely filed all federal, state, local and foreign tax returns or information statements required to be filed by it, has timely paid all taxes required to be paid by it in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. Each of the Oakes Companies is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against the Oakes Companies or any of its officers, employees or agents. None of the Oakes Companies has received any notification that any material issues have been raised by (or are currently pending) before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding any of the Oakes Companies and no tax return of any of the Oakes Companies has ever been audited by the Internal Revenue Service or any state or local taxing agency or authority. No tax liens have been filed against any assets of the Oakes Companies.

          3.7.2 Each of the Oakes Companies and/or its stockholders have made an effective election (acknowledged by the Internal Revenue Service) to be treated as a subchapter S corporation for each Oakes Company's taxable year beginning January 1, 1995 , January 1, 1996 and January 1, 1997 (which were the first taxable year as a subchapter S corporation of Oakes Interactive, TopShelf and Acorn, respectively) pursuant to the provisions of the Code, and have not taken (and, at all times from the date of this Agreement until the earlier of (i) the Effective Time or (ii) the termination of this Agreement in accordance with its terms, will not take) any actions inconsistent with the requirements for subchapter S corporations, and such election has not been rescinded, revoked, or terminated (and will not be rescinded, revoked, or terminated at any time prior to the earlier of (i) the Effective Time or (ii) the termination of this Agreement in accordance with its terms). Each of the stockholders of the Oakes Companies is an individual who is a resident citizen of the United States of America, and none of the Oakes Companies has ever authorized or issued any stock other than Common Stock. None of the stockholders of the Oakes Company has taken, caused or permitted, nor will, at any time prior to the earlier of
(i) the Effective Time or (ii) the termination of this Agreement in accordance with its terms, take, cause or permit any action inconsistent with the requirements for subchapter S corporations. Each Oakes Company and/or its stockholders have validly and timely filed all elections and notices with the Commonwealth of Massachusetts and with any other taxing authorities of any other state or jurisdiction having jurisdiction over the Oakes Companies for income tax purposes that are required by the laws of Massachusetts or any such other jurisdiction to be filed in order to enable each Oakes Company to be taxed as a subchapter S corporation under such tax laws for all tax periods for which such Oakes Company has prepared its tax returns on the basis that it was a subchapter S corporation within the meaning of the Code. None of the Oakes Companies is a "personal holding company" within the meaning of Section 542 of the Code.

          3.7.3 None of the Oakes Companies is aware of any pending or threatened claim or assessment with respect to any deficiencies for any tax in writing against the Oakes Companies by any taxing authority. None of the Oakes Companies has executed any waiver of any statute of limitations relating to taxes or any extension of the period for the assessment or collection of any tax (other than extensions which have expired by the Effective Time). None of the Oakes Companies has received any written notification, or is otherwise aware, that any material issues are currently under audit, examination or review by any taxing authority regarding the Oakes Companies.

          3.7.4 There are no material liens, pledges, charges, claims, security interests or other encumbrances covering the assets of the Oakes Companies and relating or attributable to taxes, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect.

          3.7.5 There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any current or former employee of the Oakes Companies that, individually or collectively, could give rise to the payment of any amount with respect to which a deduction would be disallowed under Sections 280G or 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

          3.7.6 None of the Oakes Companies is a party to a tax sharing or tax allocation agreement, and none of the Oakes Companies owes any amount under any such agreement.

          3.7.7 None of the Oakes Companies is or has at any time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

          3.7.8 None of the Oakes Companies has filed any consent agreement under Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as defined in Section 341(f)(4) of the Code) owned by any of the Oakes Companies.

          3.7.9 None of the Oakes Companies' assets constitute "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     3.8  Financial Statements. Each of the Oakes Companies has delivered to
          --------------------
Asymetrix as Schedule 3.8 of the Oakes Schedule of Exceptions, as appropriate
(a) with respect to Oakes Interactive, a balance sheet as of December 31, 1996 (the "Oakes Interactive 1996 Balance Sheet") and income statement and statement
      ------------------------------------
of cash flows for the 12 month period then ended (collectively, the "Oakes
                                                                     -----
Interactive 1996 Financial Statements"), which have been reviewed by Oakes
-------------------------------------
Interactive's accounting firm, and with respect to TopShelf, an internally prepared balance sheet as of December 31, 1996 and income statement for the 12 month period then ended (which, collectively with the Oakes Interactive 1996 Financial Statements, are referred to herein as the "1996 Financial
                                                     --------------
Statements"), and (b) an internally prepared balance sheet as of June 30, 1997
----------
(the "June 30 Balance Sheet") and income statement for the six month period then
      ---------------------
ended (collectively, the "Oakes June Financial Statements") (the 1996 Financial
                          -------------------------------
Statements and the Oakes June Financial Statements are collectively referred to herein as the "Oakes Financial Statements"). The Oakes Financial Statements (a)
               --------------------------
are in accordance with the books and records of the respective Oakes Companies,
(b) fairly present the financial condition of the Oakes Companies at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the Oakes June Financial Statements, to normal recurring year-end adjustments and the absence of any notes thereto. None of the Oakes Companies has any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against or disclosed in the Oakes Financial Statements, except for those that may have been incurred after the date of the Oakes Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

     3.9  Title to Properties.  Each of the Oakes Companies has good and
          -------------------
marketable title to all of its tangible assets as shown on the June 30 Balance Sheets, free and clear of all liens, charges, restrictions or encumbrances, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect and all leases of real or personal property to which any Oakes Company is a party are fully effective.

     3.10  Absence of Certain Changes. Since June 30, 1997, other than actions
           --------------------------
required by this Agreement (including, without limitation, the incurrence of legal and accounting fees and expenses in connection therewith), there has not been with respect to any Oakes Company:

           (a) any change in the financial condition, properties, assets, liabilities, business or operations of any Oakes Company which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or, to the knowledge of the Oakes Companies and the Principals, will have a Material Adverse Effect (other than changes arising from the operation, at a loss, of the business of any of the Oakes Companies in the ordinary course);

           (b) any contingent liability incurred by any Oakes Company as guarantor, surety or otherwise with respect to the obligations of others, which contingent liability is in excess of $10,000 individually or $25,000 in the aggregate;

           (c) any mortgage, encumbrance or lien placed on any of the properties of any Oakes Company, which mortgage, encumbrance or lien is in excess of $10,000 individually or $25,000 in the aggregate;

           (d) any obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business, which obligation or liability is in excess of $10,000 individually or $25,000 in the aggregate;

           (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, other than in the ordinary course, of any of the properties or assets of any Oakes Company, which purchase, sale, other disposition or other arrangement is in excess of $10,000 individually or $25,000 in the aggregate;

           (f) any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

           (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of any Oakes Company, any split, combination or recapitalization of the capital stock of any Oakes Company or any direct or indirect redemption, purchase or other acquisition of the capital stock of any Oakes Company;

           (h) any labor dispute or claim of unfair labor practices or, other than changes in the ordinary course of business, consistent with past practice, any change in the compensation payable or to become payable to any of the Oakes Companies' officers, employees or agents, any bonus payment or arrangement made to or with any of such officers, employees or agents or any employee terminations or resignations;

           (i) any declaration or payment of an extraordinary dividend, within the meaning of Section 1059(c) of the Code;

           (j) any payment or discharge of a lien or liability thereof which lien was not either shown on the June 30 Balance Sheets or incurred in the ordinary course of business thereafter; or

           (k) any material transaction with any of its officers, directors, employees or stockholders or any entity controlled by any of such individuals.

     3.11  Material Agreements, Contracts and Commitments.  Except as set
           ----------------------------------------------
forth on Schedule 3.11 of the Oakes Schedule of Exceptions and other than this
         -------------
Agreement and the Oakes Ancillary Agreements, no Oakes Company is on the date hereof a party or subject to any oral or written contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses which are material to the business of any Oakes Company (each a "Material Agreement"),
                                                       ------------------
including, but not limited to any:

           (a) Contract, commitment, letter contract or purchase order providing for payments by or to any Oakes Company in an aggregate amount of (1) $50,000 or more in the ordinary course of business to any one vendor or customer; or (2) $25,000 or more not in the ordinary course of business to any one vendor or customer;

           (b) License agreement as licensor or licensee (except for standard non-exclusive hardware and software licenses granted to end-user customers in the ordinary course of business the current form of which has been provided to Asymetrix's counsel), but in all events including site licenses for products with initial year fees in excess of $50,000 and each agreement that provides for either the delivery of source code to the licensee or escrow of such source code for the benefit of such licensee and including any Oakes IP Rights Agreement (as defined in Section 3.12);

           (c) Consulting, development or similar agreement under which any Oakes Company provides or will provide any advice or services to a customer of any Oakes Company (collectively, the "Current Service Agreements." Consulting
                                      --------------------------
Service Agreements which are memorialized in definitive written form are referred to herein as "Definitive Agreements");
                       ---------------------

           (d) Contract for the current or future sale, provision or manufacture of products (including computer software), material, supplies or equipment from any Oakes Company or in which any Oakes Company has granted or received manufacturing rights, most favored customer pricing provisions nor exclusive marketing rights relating to any product or services, group of products or services or territory (collectively, "Current Sales Agreements,"
                                                  ------------------------
together with the Current Service Agreements, the "Customer Agreements");
                                                   -------------------

           (e) Contract providing for the development of software by or for any Oakes Company, or license of software to any Oakes Company, which software is used or incorporated in any products distributed or services provided by any Oakes Company or is contemplated to be used or incorporated in any products to be distributed or services to be provided by any Oakes Company (other than software generally available to the public at a per copy license fee of less than $1,000 per copy);

          (f) Contract or commitment for the employment of any officer, employee or consultant of any Oakes Company or any other type of contract or understanding with any officer, employee or consultant of any Oakes Company which is not immediately terminable by such Oakes Company without a fixed obligation on part of the Oakes Company in the nature of severance payments;

           (g) Agreement for the lease of real or personal property involving payments by or to any Oakes Company in an aggregate amount of $25,000 or more;

           (h) Joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

           (i) Written dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the ongoing distribution of any products of any Oakes Company;

           (j) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Oakes Financial Statements;

           (k) Contract containing covenants purporting to limit any Oakes Company's freedom to compete in any line of business in any geographic area; or

           (l) Stock redemption or purchase agreement yet to be performed.

           All Material Agreements other than Current Services Agreements which are not Definitive Agreements, and to the best of the Oakes Companies' knowledge, all Current Services Agreements which are not Definitive Agreements, constitute valid and enforceable obligations of the parties thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities), and are and will, immediately after the Effective Time, be in full force and effect. None of the Oakes Companies has received any notice that any Material Agreement is subject to termination based upon the failure of any Oakes Company to be qualified to do business in a state. None of the Oakes Companies is, nor, to the best knowledge of the Oakes Companies, is any other party thereto, in breach or default in any material respect under the terms of any such Material Agreement. A copy of each Material Agreement has been delivered or made available to Asymetrix's counsel. No Oakes Company is a party to any contract, agreement or arrangement which has had, or could reasonably be expected to have, a Material Adverse Effect. None of the Oakes Companies has any material liability for renegotiation of government contracts or subcontracts, if any.

     3.12  Intellectual Property. Each Oakes Company owns all right, title or
           ---------------------
interest in, or has the rights to use, sell or license, all Intellectual Property Rights (as defined below) necessary or required for the conduct of, or used in, its business as presently conducted (such Intellectual

Property Rights being hereinafter collectively referred to as the "Oakes IP
                                                                   --------
Rights") and such rights to use, sell or license are reasonably sufficient for
------
the conduct of its business as presently conducted. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Oakes IP Right or materially impair the right of any Oakes Company to use, sell or license any Oakes IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by any Oakes Company to any person by reason of the ownership, use, license, sale or disposition of any Oakes IP Rights. Except for matters which would not have a Material Adverse Effect, neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by any Oakes Company or currently under development by any Oakes Company violates any license or agreement between any Oakes Company and any third party or to the best of each Oakes Company's knowledge infringes any Intellectual Property Right of any other party; and, except for matters which would not have a Material Adverse Effect, there is no pending or, to the best knowledge of the Oakes Companies, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Oakes IP Right; nor, to the best knowledge of the Oakes Companies without any independent investigation thereof, is there any basis for any such claim; nor has any Oakes Company received any notice asserting that any Oakes IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of the Oakes Companies, is there any basis for any such assertion. All past and present officers, employees and consultants of each Oakes Company have executed and delivered to such Oakes Company an agreement regarding the protection of proprietary information and the assignment to such Oakes Company of all Intellectual Property Rights arising from the services performed for such Oakes Company by such persons, copies of the form of all such agreements have been delivered or made available to Asymetrix, and no Oakes Company is using any Intellectual Property Rights of any past or present officers, employees or consultants. Schedule 3.12 of the Oakes Schedule of
                                    -------------
Exceptions contains a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by each Oakes Company to perfect or protect its interest in Oakes IP Rights, including, without limitation, all patents, patent applications, copyrights, copyright registrations, trademarks, trademark applications and service marks and all Oakes IP Rights Agreements (except for object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same). As used herein, the term "Intellectual Property Rights" shall mean all intellectual
                  ----------------------------
property rights in any jurisdiction in the world, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright registrations, licenses, know-how, trade secrets, customer lists, proprietary processes, formulae and other rights to Software. The term "Software" shall mean
                                                            --------
all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records. The term "Oakes IP Rights Agreement"
                                                      -------------------------
shall mean any instrument or agreement governing any Oakes IP Right.

     3.13  Compliance with Laws.  Each Oakes Company has complied, or prior
           --------------------
to the Closing Date will have complied, and is or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances and regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to its assets, properties, and business (the violation of which would have a Material Adverse Effect), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of such Oakes Company's owned, leased or licensed real or personal property, products and technical data, and (ii) employment and employment practices, terms and conditions of employment, and wages and hours, (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act; provided, however, that this Section 3.13 shall not be deemed to apply to any matters within the general scope of any other representation in this Section 3. Each Oakes Company has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a Material Adverse Effect. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to any Oakes Company or any Principal, would result in any Material Adverse Effect.

     3.14  Certain Transactions and Agreements. None of the executive officers,
           -----------------------------------
directors or affiliates (as that term is defined in Rule 405 under the Securities Act) of any Oakes Company (each, an "Oakes Insider") nor any member
                                                -------------
of their immediate families is or has been directly or indirectly interested in any contract or informal arrangement with any Oakes Company within the last three years, except for compensation as an officer, director or employee of such Oakes Company. None of the Oakes Insiders nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of any Oakes Company, except for the normal rights of a stockholder.

     3.15  Employees, ERISA and Other Compliance.
           -------------------------------------

           3.15.1 No Oakes Company has any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

           3.15.2 No Oakes Company (i) has ever been or is now subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other contract, written or oral, with any trade or labor union, employees' association or
similar organization, or (iv) has any current labor dispute.   The Oakes
Companies have no knowledge that a material number of employees intend to leave the employ of any Oakes Company.

           3.15.3  Schedule 3.15.3 of the Oakes Schedule of Exceptions
                   ---------------
identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but
                                                              -----
excluding workers' compensation, unemployment compensation and other government-mandated programs currently or previously maintained, contributed to or entered into by any Oakes Company under which any Oakes Company or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the "Oakes Employee Plans"). For purposes of this Section 3.15.3,
                    --------------------
"ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled
 ---------------
group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or
(C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes any Oakes Company. Copies of all Oakes Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and summary plan descriptions thereof (including summary plan descriptions) have been delivered or made available to Asymetrix or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Oakes Employee Plan. All Oakes Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "Oakes Pension Plans"), are identified as such in Schedule 3.15.3 of the Oakes
 -------------------                              ---------------
Schedule of Exceptions. As of the date hereof, all contributions due and previously required to be made on or before the date hereof from Oakes with respect to any of the Oakes Employee Plans have been made as required under ERISA or have been accrued on the Oakes Financial Statements. To the knowledge of the Oakes Companies and the Principals, each Oakes Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Oakes Employee Plans.

          3.15.4 No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Oakes Employee Plan which is covered by Title I of ERISA which would result in a material liability to any Oakes Company taken as a whole, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Oakes Employee Plan has made or will make such Oakes Company or any officer or director of any Oakes Company subject to any material liability under Title I of ERISA or liable for any material tax (as defined in Section 2.7) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

          3.15.5 Any Oakes Pension Plan which is intended to be qualified under Section 401(a) of the Code (an "Oakes 401(a) Plan") has received a
                                      -----------------
favorable determination from the Internal Revenue Service as to its qualifications, and the Oakes Companies and the Principals are not aware of any reason why such determination may not be relied upon by such plan. The Oakes Companies and the Principals have delivered or made available to Asymetrix or its counsel a true, correct and complete copy of the most recent Internal Revenue Service determination letter with respect to each Oakes 401(a) Plan, if any.

          3.15.6  Schedule 3.15.6 of the Oakes Schedule of Exceptions lists each
                  ---------------
employment, severance or other similar contract (written or oral), arrangement or policy and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors, but excluding workers' compensation, unemployment compensation and other government-mandated programs currently or previously maintained, which (A) is not an Oakes Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by an Oakes Company and
(C) covers any employee or former employee of any Oakes Company. Such contracts, plans and arrangements as are described in this Section 3.15.6 are herein referred to collectively as the "Oakes Benefit Arrangements." Each Oakes
                                        --------------------------
Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Oakes Benefit Arrangement. The Oakes Companies have delivered or made available to Asymetrix or its counsel a complete and correct copy or description of each Oakes Benefit Arrangement.

          3.15.7 The Oakes Companies have timely provided to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section
          -----
4980B(f)(3) of the Code) under any Oakes Employee Plan occurring prior to and including the Closing Date, and no material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of any Oakes Company.

          3.15.8 No benefit payable or which may become payable by an Oakes Company pursuant to any Oakes Employee Plan or any Oakes Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

          3.15.9  [Intentionally Omitted]

          3.15.10 To the knowledge of the Oakes Companies and the Principals and except for matters which would not have a Material Adverse Effect, no employee of any Oakes Company is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject any Oakes Company to any material liability.

          3.15.11 A list of all employees, officers and consultants of each Oakes Company and their current compensation, bonus plans, commission plans, vacation rights and severance rights is set forth on Schedule 3.15.11 of the Oakes Schedule of Exceptions. The
                       ----------------
Oakes Companies are currently paying all amounts that are currently required to be paid to such parties shown in such Schedule.

          3.15.12 No Oakes Company is a party to any (a) agreement with any executive officer or other key employee of such Oakes Company (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving any Oakes Company in the nature of any of the transactions contemplated by this Agreement and the Articles of Merger, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Articles of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Articles of Merger. No Oakes Company is obligated to make any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Mergers.

     3.16 Corporate Documents.  The Oakes Companies have made available to
          -------------------
Asymetrix for examination all documents and information listed in the Oakes Schedule of Exceptions or other exhibits called for by this Agreement or which have been requested by Asymetrix's counsel, including, without limitation, the following: (a) copies of the Articles of Organization and Bylaws of each Oakes Company as currently in effect; (b) the Minute Book containing all records of all proceedings, consents, actions and meetings of the stockholders, the board of directors and any committees thereof of each Oakes Company; (c) the stock ledger and journal reflecting all stock issuances and transfers of each Oakes Company; (d) all material permits, orders, and consents issued by any regulatory agency with respect to any Oakes Company, or any securities of any Oakes Company, and all applications for such permits, orders, and consents; and (e) copies or forms of all stock purchase agreements, warrants, option plans, grants and exercise agreements and, where forms of agreements are provided rather than copies of the signed documents, a true and complete list showing the names of the security holder, numbers of shares, exercise or purchase prices, grant dates, vesting dates, exercise dates, expiration dates and all other relevant data necessary for Asymetrix to issue the Asymetrix Merger Stock .

     3.17 No Brokers. None of the Oakes Companies is obligated for the payment
          ----------
of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Oakes Ancillary Agreements or in connection with any transaction contemplated hereby or thereby. Except as otherwise provided in this Agreement, each Oakes Company will pay only its own expenses, if any, incurred in connection with this Agreement and the transactions contemplated herein.

     3.18 Disclosure. Neither this Agreement, its exhibits and schedules, nor
          ----------
any of the Certificates or documents to be delivered by any Oakes Company or the Principals to Asymetrix under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     3.19 Insurance. Each Oakes Company maintains and at all times during the
          ---------
prior three years has maintained fire and casualty, general liability, business interruption and product liability insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses. A list of all such insurance is set forth on Schedule 3.19 of the Oakes Schedule of
                               -------------
Exceptions.

     3.20 Environmental Matters.
          ---------------------

          3.20.1 During the period that any Oakes Company has leased or owned its properties or owned or operated any facilities, there have been no disposals or releases of Hazardous Materials (as defined below) by any Oakes Company, or to the Oakes Companies' knowledge, by others, on, from or under such properties or facilities, the liability for which would have a Material Adverse Effect.
The Oakes Companies have no knowledge of any presence, generation, manufacturing, disposals or releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to any Oakes Company having taken possession of any of such properties or facilities, the liability for which would have a Material Adverse Effect. For the purposes of this Agreement, the terms "disposal" and "release" shall have the definitions
                           --------       -------
assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For
                                                                ------
the purposes of this Agreement, "Hazardous Materials" shall mean any hazardous
                                 -------------------
or toxic substance, material or waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S) 1801 et seq.; (iii) the Toxic Substance Control Act, 15 U.S.C. (S) 2601 et seq.; (iv) the Occupational Safety and Health Act of 1970, 29 U.S.C. (S) 651 et seq.; (v) any applicable federal, state or local statute or ordinance that has a scope or purpose similar to those identified above; or (vi) regulations promulgated under any of the laws or statutes identified above.

          3.20.2 None of the properties or facilities of any of the Oakes Companies is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that each of the Oakes Companies has owned or leased its properties and facilities, none of the Oakes Companies nor, to the Oakes Companies' knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in substantial accordance with applicable environmental laws.

          3.20.3 During the time that each of the Oakes Companies has owned or leased its respective properties and facilities, there has been no litigation brought or, to the knowledge of the Oakes Companies, threatened against any Oakes Company by, or any settlement reached by any Oakes Company with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     3.21 Books and Records.  The books, records and accounts of the Oakes
          -----------------
Companies (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of each of the Oakes Companies, and (d) accurately and fairly reflect the basis for the Oakes Financial Statements, except as would not have a material adverse effect on the business, operations, financial condition or prospects of all of the Oakes Companies in the aggregate, and subject to normal recurring year end adjustments and, in the case of financial statements, the absence of any notes thereto.

     3.22 Prior Customer Agreements. Each of the Oakes Companies has previously
          -------------------------
provided to Asymetrix a copy of (i) all consulting, development or similar agreement under which any Oakes Company has provided any advice or services to a customer of any Oakes Company and (which agreements are not Current Service Agreements), and (ii) all contracts for the sale, provision or manufacture of products (including computer software), material, supplies or equipment (which agreements are not Current Sales Agreements). Such agreements described in this
Section 3.22 are collectively referred to herein as "Prior Agreements."
                                                     ----------------

3A.  REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS

     In addition to the provisions of Section 3 hereof, each of the Principals and, jointly and severally, hereby represents and warrants as follows, except as set forth in the Oakes Schedule of Exceptions:

     3A.1 Power, Authorization and Validity.
          ---------------------------------

          3A.1.1    Each Principal has the right, power, legal capacity and
authority to enter into and perform his obligations under this Agreement and all Oakes Ancillary Agreements to which such Principal is or will be a party.

          3A.1.2    No filing, authorization or approval, governmental or
otherwise, is necessary to enable the Principals to enter into, and to perform his obligations under, this Agreement and the Oakes Ancillary Agreements, except for (a) the filing of the Articles of Merger with the Commonwealth of Massachusetts, if any, and (b) such filings as may be required to comply with federal and state securities laws.

          3A.1.3    This Agreement and the Oakes Ancillary Agreements are, or
when executed by the Principals, as applicable, will be, valid and binding obligations of Principals, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Articles of Merger will not be effective until the Effective Time.

     3A.2 No Violation of Existing Agreements. Neither the execution and
          -----------------------------------
delivery of this Agreement or any Oakes Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of, or cause an acceleration or amendment of any obligation under, (a) any Material Agreement to which any Oakes Company is a party or by which the Oakes Companies or the Principals or his or its assets or properties are bound, or (b) to the knowledge of the Principals, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to the Principals, or their assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a Material Adverse Effect.

     3A.3 Litigation. There is no action, proceeding, claim or investigation
          ----------
pending against any Principal before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to Principal, would have a Material Adverse Effect, and, to the best of the Principals' knowledge, no such action, proceeding, claim or investigation has been threatened. There is, to the best of Principals' knowledge, no reasonable basis for any stockholder or former stockholder of any Oakes Company, or any other person, firm, corporation or entity, to assert a claim against any Oakes Company, Principal or Asymetrix based upon: (a) ownership or rights to ownership of any shares of Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock, (b) any rights as or to become a holder of securities of any Oakes Company, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among any Oakes Company and any of their respective stockholders or former stockholders or option holders or former option holders.

     3A.4 None of the Principals is aware of any pending or threatened claim or assessment with respect to any deficiencies for any tax in writing against the Oakes Companies by any taxing authority. None of the Principals has executed any waiver of any statute of limitations relating to taxes or any extension of the period for the assessment or collection of any tax (other than extensions which have expired by the Effective Time). None of the Principals has received any written notification, or is otherwise aware, that any material issues are currently under audit, examination or review by any taxing authority regarding the Oakes Companies.

     3A.5 Title to Properties. To the knowledge of each of the Principals, no
          -------------------
Oakes Company is in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect), or has received any notice of such violation with which it has not complied or had waived.

     3A.6 Material Agreements, Contracts and Commitments. Except as set forth on
          ----------------------------------------------
Schedule 3.11 of the Oakes Schedule of Exceptions and other than this Agreement
-------------
and the Oakes

Ancillary Agreements, no Principal is on the date hereof a party or subject to Material Agreement.

           All Material Agreements other than Current Services Agreements which are not Definitive Agreements, and to the best of the Oakes Companies' knowledge, all Current Services Agreements which are not Definitive Agreements, constitute valid and enforceable obligations of the parties thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities), and are and will, immediately after the Effective Time, be in full force and effect. None of Principals is, nor, to the best knowledge of the Principals, is any other party thereto, in breach or default in any material respect under the terms of any such Material Agreement. No Principal is a party to any contract, agreement or arrangement which has had, or could reasonably be expected to have, a Material Adverse Effect.

     3A.7  Intellectual Property. Except for matters which would not have a
           ---------------------
Material Adverse Effect, neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by any Oakes Company or currently under development by any Oakes Company to the best of each Principal's knowledge, infringes any Intellectual Property Right of any third party. Except for matters which would not have a Material Adverse Effect, there is no pending or, to the best knowledge of the Principals, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Oakes IP Right; nor, To the best knowledge of the Principals without any independent investigation thereof, is there any basis for any such claim; no Principal has received any notice asserting that any Oakes IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of the Principals, is there any basis for any such assertion.

     3A.8  Compliance with Laws. There are no legal or administrative
           --------------------
proceedings or investigations pending or threatened, that, if enacted or determined adversely to any Oakes Company or any Principal, would result in any Material Adverse Effect.

     3A.9  Employees, ERISA and Other Compliance.
           -------------------------------------

           3A.9.1    The Principals have no knowledge that a material number of employees intend to leave the employ of any Oakes Company.

           3A.9.2    To the knowledge of the Principals, each Oakes Employee
Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Oakes Employee Plans.

     3A.10 No Brokers. None of the Principals is obligated for the payment of
           ----------
fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Oakes Ancillary Agreements or in connection with any transaction contemplated hereby or thereby. Except as otherwise provided in this Agreement, each Principal will pay only its own expenses, if any, incurred in connection with this Agreement and the transactions contemplated herein.

     3A.11 Environmental Matters.
           ---------------------

           3A.11.1 During the period that any Oakes Company has leased or owned its properties or owned or operated any facilities, there have been no disposals or releases of Hazardous Materials (as defined below) by any Oakes Company, or to Principals' knowledge, by others, on, from or under such properties or facilities, the liability for which would have a Material Adverse Effect. The Principals have no knowledge of any presence, generation, manufacturing, disposals or releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to any Oakes Company having taken possession of any of such properties or facilities, the liability for which would have a Material Adverse Effect.

           3A.11.2 During the time that each of the Oakes Companies has owned or leased its properties and facilities, none of the Oakes Companies nor, to the Principals' knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in substantial accordance with applicable environmental laws.

           3A.11.3 During the time that each of the Oakes Companies has owned or leased its respective properties and facilities, there has been no litigation brought or, to the knowledge of the Principals, threatened against any Oakes Company by, or any settlement reached by any Oakes Company with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     3A.12 Certain Dispositions After Effective Time. None of the Principals has
           -----------------------------------------
any present plan or intention, or any binding commitment, to dispose, after the Effective Time, of an amount of Asymetrix Merger Stock that would cause the Principals, in the aggregate, to have disposed of such stock in an amount equal in value to 50% or more of the value of each of the Oakes Interactive Common Stock, TopShelf Common Stock and Acorn Common Stock outstanding immediately prior to the Effective Time.

4.   REPRESENTATIONS AND WARRANTIES OF ASYMETRIX AND MERGER SUBS

     Asymetrix and each Merger Sub hereby jointly and severally represent and warrant as follows, except as set forth on the Asymetrix Schedule of Exceptions (in numbered paragraphs that correspond to the Section numbers below) simultaneously delivered to the Oakes Companies and the Principals as Exhibit
                                                                      -------
4.0 with the execution of this Agreement:
---

     4.1  Organization, Good Standing and Qualification.  Asymetrix is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Each Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted and as proposed to be conducted. Each Merger Sub was formed in September 1997 and has conducted no business or operations prior to the date hereof. Asymetrix is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of Asymetrix and its subsidiaries taken as a whole (for purposes of this Section 4 and 6, a "Material Adverse Effect").
          -----------------------

     4.2  Power, Authorization and Validity.
          ---------------------------------

          4.2.1 Each of Asymetrix and each Merger Sub has the corporate right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement, and all agreements to which Asymetrix and Merger Subs are or will be a party that are required to be executed pursuant to this Agreement (the "Asymetrix Ancillary Agreements"). The execution, delivery
                     ------------------------------
and performance of this Agreement and the Asymetrix Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of each of Asymetrix and each Merger Sub.

          4.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable each of Asymetrix and each Merger Sub to enter into, and to perform its respective obligations under, this Agreement and the Asymetrix Ancillary Agreements, except for (a) the filing of the Articles of Merger with the Commonwealth of Massachusetts , and the filing of appropriate documents with the relevant authorities of other states in which Asymetrix is qualified to do business, if any, and (b) such filings as may be required to comply with federal and state securities laws.

          4.2.3 This Agreement and the Asymetrix Ancillary Agreements are, or when executed by Asymetrix and Merger Subs will be, valid and binding obligations of Asymetrix and each Merger Sub enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that none of the Articles of Merger will be effective until the Effective Time.

     4.3  Capitalization.  The capitalization of Asymetrix and Merger Subs
          --------------
consist of the following:

          4.3.1  Asymetrix Capital Stock.  A total of 5,000,000 authorized
                 -----------------------
shares of Class B Stock, $0.01 par value per share (the "Class B Stock"), of
                                                         -------------
which 50,000 shares are designated as Series 1 Class B Stock (the "Series 1
                                                                   --------
Stock"), and of which 37,500 shares are outstanding, and 388,395 are designated
-----
as Series A Preferred Stock (the "Series A Stock"), all of which are
                                  --------------
outstanding, 388,395 are designated as Series B Preferred Stock (the "Series B
                                                                      --------
Stock"), all of which are outstanding (310,560 shares of which are subject to a
-----
pledge securing a note from the investors in such stock), and 2,500,000 are designated as Series 4 Class B Stock (the "Series 4
                                           --------

Stock") of which 2,383,894 shares are outstanding. A total of 40,000,000
-----
authorized shares of Asymetrix Common Stock, of which 8,078,172 shares are outstanding. A total of 1,512,500 shares of Asymetrix Series 5 Class B Stock will be authorized prior to the Effective Time, of which no shares will be outstanding. The rights, preferences and privileges of the Class B Stock, including the Series 1 Stock, the Series A Stock, the Series B Stock, the Series 4 Stock, the Asymetrix Common Stock and the Class B Stock, are as stated in Asymetrix's Articles of Incorporation, as amended, and as provided by law. All issued and outstanding shares of Asymetrix capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by Asymetrix in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

          4.3.2  Asymetrix Options, Warrants, Reserved Shares.  Except for:  (i)
                 --------------------------------------------
conversion privileges of the Series A Stock, the Series B Stock, the Series 1 Stock and the Series 4 Stock, (ii) options to purchase 4,283,008 shares of Asymetrix Common Stock (outstanding as of September 29, 1997) and a like number shares of Asymetrix Common Stock reserved for issuance upon the exercise thereof, (iii) 1,135,210 additional shares of Asymetrix Common Stock (as of September 29, 1997) reserved for future issuance under the Asymetrix's 1995 Combined Incentive and Nonqualified Stock Option Plan (the "Asymetrix Option
                                                            ----------------
Plan"), (iv) an option to purchase 19,431 shares of Series 4 Stock, and (v) the
----
proposed issuance of up to 50,000 shares of Series 1 Stock (of which shares, 37,500 are validly issued, outstanding, fully paid and nonassessable) to certain of Asymetrix's vendors, there are not outstanding any options, warrants, calls, commitments, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Asymetrix of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Asymetrix's capital stock or obligating Asymetrix to grant, extend, or enter into any such option, warrant, call, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. Apart from the exceptions noted in this Section 4.3.2, and except for (i) rights of first refusal and rights of repurchase held by Asymetrix to repurchase shares of Asymetrix Common Stock issued under Stock Issuance and Restriction Agreements relating to the issuance of 8,100 shares of Common Stock and to 37,500 shares of Series 1 Stock (the "Stock Issuance and
                                                          ------------------
Restriction Agreements"), (ii) rights of first refusal and repurchase rights
----------------------
held by Asymetrix to purchase shares of its capital stock issued under the Asymetrix Option Plan, (iii) the rights granted in that certain Amended and Restated Investor's Rights Agreement dated as of December 20, 1996 by and among Asymetrix, SOFTVEN No. 2 Investment Enterprise Partnership and Multimedia Asia Pacific Pty Ltd (the "Investor's Rights Agreement") and (iv) a Voting Agreement
                      ---------------------------
and Registration Rights Agreement dated as of September 11, 1997 entered into in connection with the acquisition of Aimtech, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) or registration rights applicable to any of Asymetrix's outstanding securities.

          4.3.3  Merger Subs.  A total of one authorized share of Common Stock,
                 -----------
$0.01 par value per share for each of Oakes Interactive Sub, TopShelf Sub and Acorn Sub, each of which is validly issued, outstanding, fully paid and nonassessable. There are not outstanding any options, warrants, rights (including conversion of preemptive rights) or agreements for the purchase or acquisition from any Merger Sub of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of any Merger Sub's capital stock.

     4.4  Subsidiaries.  Asymetrix does not presently own or control, directly
          ------------
or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, other than Aimtech Corporation, a Delaware corporation, SuperCede, Inc. and Merger Subs. Each Merger Sub does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.


     4.5  No Violation of Existing Agreements.  Neither the execution and
          -----------------------------------
delivery of this Agreement or any Asymetrix Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or cause an acceleration or amendment of any obligation under, (a) any provision of the Articles of Incorporation or Organization or Bylaws of Asymetrix and each Merger Sub, as currently in effect, (b) in any material respect, any material instrument or contract to which Asymetrix and each Merger Sub is a party or by which any of their assets or properties are bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Asymetrix and each Merger Sub or their assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a Material Adverse Effect.

     4.6  Litigation.  There is no action, proceeding, claim or investigation
          ----------
pending against Asymetrix before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to Asymetrix, would have a Material Adverse Effect, and, to the best of Asymetrix's knowledge, no such action, proceeding, claim or investigation has been threatened. There is, to the best of Asymetrix's knowledge, no reasonable basis for any shareholder or former shareholder of Asymetrix, or any other person, firm, corporation or entity, to assert a claim against Asymetrix based upon: (a) ownership or rights to ownership of any shares of Asymetrix capital stock, (b) any rights as or to become a holder of securities of Asymetrix, including any option or preemptive rights or rights to notice or to vote, or (c) share any rights under any agreement among Asymetrix and any of its shareholders or former shareholders or option holders or former option holders.

     4.7  Taxes.  Asymetrix has timely filed all tax returns and reports
          -----
required by law, other than where a failure to file a return did not or would not have a Material Adverse Effect, and has never been audited by any state or federal taxing authority. All tax returns and reports of Asymetrix are true and correct in all material respects. Asymetrix has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith (for which it has established a proper reserve). Asymetrix is not aware of any pending or threatened claim or assessment with respect to any deficiencies for any tax in writing against Asymetrix by any taxing authority. Asymetrix has not executed any waiver of any statute of limitations relating to taxes or any extension of the period for the assessment or collection of any tax (other than extensions which have expired by the Effective Time). Asymetrix has not received any written notification, and is not otherwise aware, that any material issues are currently under audit, examination or review by any taxing authority regarding Asymetrix. There are no material liens, pledges, charges, claims, security interests or other encumbrances covering the assets of Asymetrix and relating or attributable to taxes, other than for taxes not yet due and payable and others that do no have a Material Adverse Effect. Asymetrix is not a party to a tax sharing or tax allocation agreement, and Asymetrix does not owe any amount under any such agreement.

     4.8  Financial Statements.  Asymetrix has delivered to the Oakes Companies
          --------------------
and the Principals as Schedule 4.8 of the Asymetrix Schedule of Exceptions
                      ------------
Asymetrix's (a) audited balance sheet as of December 31, 1996 (the "Asymetrix
                                                                    ---------
1996 Balance Sheet") and income statement and statement of cash flows for the 12
------------------
month period then ended (collectively, the "Asymetrix 1996 Financial
                                            ------------------------
Statements"), and (b) balance sheet as of June 30, 1997 (the "Asymetrix June 30
----------                                                    -----------------
Balance Sheet") and income statement and statement of cash flows for the six
-------------
month period then ended (collectively, the "Asymetrix June Financial
                                            ------------------------
Statements") (the Asymetrix 1996 Financial Statements and Asymetrix June
----------
Financial Statements are collectively referred to herein as the "Asymetrix
                                                                 ---------
Financial Statements").  The Asymetrix Financial Statements (a) are in
--------------------
accordance with the books and records of Asymetrix, (b) fairly present the financial condition of Asymetrix at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the Asymetrix June Financial Statements, to normal recurring year-end adjustments and the absence of any notes thereto. Asymetrix has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against or disclosed in the Asymetrix Financial Statements, except for those that may have been incurred after the date of the Asymetrix Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

     4.9  Title to Properties.
          -------------------

          4.9.1 Asymetrix has good and marketable title to all of its tangible assets as shown on the Asymetrix June 30 Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect. With respect to the property and assets it leases, Asymetrix is in material compliance with such leases.

          4.9.2 Each Merger Sub has been newly formed for the sole and express purpose of participating in the Mergers and has at no time engaged in any activities or owned any assets except as necessary for such purpose.

     4.10 Absence of Certain Changes.  Since the June 30, 1997, other than
          --------------------------
actions required by this Agreement (including, without limitation, the incurrence of legal and accounting fees and expenses in connection therewith), there has not been with respect to Asymetrix and each Merger Sub.

          (a) any change in its financial condition, properties, assets, liabilities, business or operations from that reflected in the Asymetrix Financial Statements, other than those that do not have a Material Adverse Effect;

          (b) any contingent liability incurred by it as guarantor, surety or otherwise with respect to the obligations of others, which contingent liability is in excess of $50,000 individually or in excess of $100,000 in the aggregate;

          (c) any mortgage, encumbrance or lien placed on any of its properties, which mortgage, encumbrance or lien is in excess of $100,000 individually or in excess of $250,000 in the aggregate;

          (d) any obligation or liability incurred by it other than obligations and liabilities incurred in the ordinary course of business, which obligation or liability is in excess of $100,000 individually or in excess of $250,000 in the aggregate;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of its properties or assets, which purchase, sale, other disposition or other arrangement is in excess of $100,000 individually or $250,000 in the aggregate;

          (f) any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

          (g) any declaration, setting aside or payment of any dividend on, or the making of any distribution in respect of, its capital stock, or any split, combination or recapitalization of its capital stock or any direct or indirect redemption, purchase or other acquisition of its capital stock, including, without limitation, any extraordinary dividend within the meaning of Section 1059(c) of the Code;

          (h) any labor dispute or claim of unfair labor practices;

          (i) any payment or discharge of a lien or liability thereof which lien was not either shown on the Asymetrix June 30 Balance Sheet or incurred in the ordinary course of business thereafter; or

          (j) entered into any material transactions with any of its officers, directors, employees or stockholders or any entity controlled by any of such individuals.

     4.11 Material Agreements, Contracts and Commitments.  All oral or written
          ----------------------------------------------
contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses which are material to the business of Asymetrix and its subsidiaries taken as a whole (for purposes of this Section 4.11, a "Material Agreement")
                                                        ------------------
constitute valid and enforceable obligations of the parties thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities); and are in full force and effect. Asymetrix is not, nor, to the best knowledge of Asymetrix, is any other party thereto, in breach or default in any material respect under the terms of any such Material Agreement. A copy of each Material Agreement has been delivered or made available to counsel for the Oakes Companies and the Principals. Asymetrix is not a party to any contract or arrangement which, in the absence of a breach by the other party or parties thereto, has had or could reasonably be expected to have a Material Adverse Effect. Asymetrix does not have any material liability for renegotiation of government contracts or subcontracts, if any.

     4.12 Status of Proprietary Assets.  Asymetrix owns all right, title or
          ----------------------------
interest in, or has the rights to use, sell or license, all Intellectual Property Rights necessary or required for the conduct of, or used in, its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Asymetrix IP Rights") and such
                                             -------------------
rights to use, sell or license are reasonably sufficient for the conduct of its business as presently conducted. Except for matters which would not have a Material Adverse Effect, neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Asymetrix or currently under development by Asymetrix violates any license or agreement between Asymetrix and any third party or infringes any Intellectual Property Right of any other party; and, except for matters which would not have a Material Adverse Effect, there is no pending or, to the best knowledge of Asymetrix, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Asymetrix IP Right; nor, to the best knowledge of Asymetrix without any independent investigation thereof, is there any basis for any such claim; nor has Asymetrix received any notice asserting that any Asymetrix IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Asymetrix, is there any basis for any such assertion.

     4.13 Compliance with Laws.  Asymetrix and each Merger Sub has complied, or
          --------------------
prior to the Closing Date will have complied, and is or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances and regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to its assets, properties, and business (the violation of which would have a Material Adverse Effect), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Asymetrix's owned, leased or licensed real or personal property, products and technical data, and (ii) employment and employment practices, terms and conditions of employment, and wages and hours, (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. Asymetrix has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a Material Adverse Effect. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to Asymetrix, would result in any Material Adverse Effect.

     4.14 Certain Transactions and Agreements.  None of the executive officers,
          -----------------------------------
directors or affiliates (other than SOFTVEN No. 2 Investment Enterprises Partnership, or its designated director or the designated director of the former stockholders of Aimtech corporation) of Asymetrix (each, an "Asymetrix Insider")
                                                             -----------------
nor any member of their immediate families is or has been directly or indirectly interested in any contract or informal arrangement with Asymetrix within the last twelve (12) months, except for compensation as an officer, director or employee of Asymetrix. None of the Asymetrix Insiders nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of Asymetrix, except for the normal rights of a shareholder.

     4.15 Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Asymetrix or any Merger Sub is required in connection with the consummation of the transactions contemplated by this Agreement, except for such qualifications or filings under
                                ------ ---
the 1933 Act and the regulations thereunder and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

     4.16 ERISA and Labor Issues.
          ----------------------

          4.16.1 Asymetrix does not have any Employee Pension Benefit Plan as defined in Section 3 of ERISA.

          4.16.2 To the knowledge of Asymetrix and except for matters which would not have a Material Adverse Effect, Asymetrix is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, employee benefit plans as defined in
Section 3(3) of ERISA, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, ERISA and the Code.

          4.16.3 To the knowledge of Asymetrix and except for matters which would not have a Material Adverse Effect, no employee of Asymetrix is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Asymetrix to any material liability.

          4.16.4 Asymetrix is not bound by or subject to any contract, commitment or arrangement with any labor union, employees association or similar organization, and to the Asymetrix's best knowledge, no labor union, employees association or similar organization has requested, sought or attempted to represent any employees, representatives or agents of Asymetrix. There is no strike or other labor dispute involving Asymetrix pending nor, to

Asymetrix's best knowledge, threatened, nor is Asymetrix aware of any labor organization activity involving its employees.

     4.17 Corporate Documents.  Asymetrix has made available to the Oakes
          -------------------
Companies and the Principals for examination all documents and information listed in the Asymetrix Schedule of Exceptions or other exhibits called for by this Agreement or which have been requested by the Oakes Companies and the Principals' counsel, including, without limitation, the following: (a) copies of Asymetrix's and its subsidiaries' Articles or Articles of Organization and Bylaws and as currently in effect; (b) Asymetrix's Minute Book containing all records that Asymetrix has of all proceedings, consents, actions and meetings of the stockholders, the board of directors and any committees thereof; (c) Asymetrix's and its subsidiaries' stock ledger or stockholder lists and journal reflecting stock issuances and transfers; (d) all material permits, orders, and consents issued by any regulatory agency with respect to Asymetrix, or any securities of Asymetrix, and all applications for such permits, orders, and consents; and (e) copies or forms of all stock purchase agreements, warrants, option plans, grants and exercise agreements and, where forms of agreements are provided rather than copies of the signed documents, a true and complete list showing the names of the security holder, numbers of shares, exercise or purchase prices, grant dates, vesting dates, exercise dates, expiration dates and all other relevant data necessary for Asymetrix to issue the Asymetrix Merger Stock.

     4.18 No Brokers.  Neither Asymetrix nor any Merger Sub is obligated for the
          ----------
payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Asymetrix Ancillary Agreements or in connection with any transaction contemplated hereby or thereby.

     4.19 Disclosure.  Neither this Agreement, its exhibits and schedules, nor
          ----------
any of the Certificates or documents to be delivered by Asymetrix or any Merger Sub to the Oakes Companies and the Principals under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     4.20 Insurance.  Asymetrix maintains and at all times during the prior
          ---------
three years has maintained fire and casualty, general liability, business interruption and product liability insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

     4.21 Environmental Matters.
          ---------------------

          4.22.1 During the period that Asymetrix has leased or owned its properties or owned or operated any facilities, there have been no disposals or releases of Hazardous Materials (as defined below) by Asymetrix, or to Asymetrix's knowledge, by others, on, from or under such properties or facilities, the liability for which would have a Material Adverse Effect. Asymetrix has no knowledge of any presence, generation, manufacturing, disposals or releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Asymetrix having taken possession of any of such properties or facilities, the liability for which would have a Material Adverse Effect. For the purposes of this Agreement, the terms "disposal" and "release" shall have the definitions assigned thereto by
       --------       -------
the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of
                                               ------
this Agreement, "Hazardous Materials" shall mean any hazardous or toxic
                 -------------------
substance, material or waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S) 1801 et seq.; (iii) the Toxic Substance Control Act, 15 U.S.C. (S) 2601 et seq.; (iv) the Occupational Safety and Health Act of 1970, 29 U.S.C. (S) 651 et seq.; (v) any applicable federal, state or local statute or ordinance that has a scope or purpose similar to those identified above; or (vi) regulations promulgated under any of the laws or statutes identified above.

          4.22.2 None of the properties or facilities of Asymetrix is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that Asymetrix has owned or leased its properties and facilities, neither Asymetrix nor, to Asymetrix's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in substantial accordance with applicable environmental laws.

          4.22.3 During the time that Asymetrix has owned or leased its properties and facilities, there has been no litigation brought or, to the knowledge of Asymetrix, threatened against Asymetrix by, or any settlement reached by Asymetrix with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     4.23 Real Property Holding Corporation Status.  Asymetrix and each Merger
          ----------------------------------------
Sub is not and has at no time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

     4.24 Shares Issued in Merger.  The Asymetrix Merger Stock to be issued to
          -----------------------
the stockholders of the Oakes Companies in the Merger, when issued by Asymetrix pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, and will have been issued materially in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. The Statement of Designation shall be filed on or before the Effective Time, and no further amendments to the Asymetrix's Articles of Incorporation shall have been adopted or filed.

     4.25 Books and Records.  To the knowledge of Asymetrix and each Merger Sub,
          -----------------
the books, records and accounts of Asymetrix (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of Asymetrix, and (d) accurately and fairly reflect the basis for the Asymetrix Financial Statements.

     4.26 Certain Dispositions.  Asymetrix has no present plan or intention, or
          --------------------
any binding commitment, to dispose, subsequent to the Effective Time, of a quantity of Common Stock of any Oakes Company that would cause Asymetrix to lose "control" of any Merger Sub within the meaning of Section 368(c) of the Code.

     4.27 Control of Merger Subs.  At all times prior to and as of the Effective
          ----------------------
Time, Asymetrix will be in "control" of each Merger Sub, as such term is defined in Section 368(c) of the Code.

5.   OAKES PRECLOSING COVENANTS

     During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10 hereof, each of the Oakes Companies and the Principals covenants and agrees as follows:

     5.1  Advice of Changes.  Each of the Oakes Companies will, and the
          -----------------
Principals will cause each of the Oakes Companies to, promptly advise Asymetrix in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of any of the Oakes Companies or the Principals contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and
(b) of any change in the business, results of operations or financial condition of any of the Oakes Companies that could reasonably be expected to have a Material Adverse Effect.

     5.2  Conduct of Business.  Each of the Oakes Companies will, and the
          -------------------
Principals will cause each of the Oakes Companies to, continue to conduct its business and use commercially reasonable efforts to maintain its business relationships in the ordinary and usual course and will not, and each of the Principals will cause the Oakes Companies not to, without the prior written consent of Asymetrix (other than actions required by this Agreement, as required by law or in connection with the performance of agreements disclosed in the Oakes Schedule of Exceptions):

          (a) borrow any money;

          (b) enter into any transaction not in the ordinary course of business or which involves an expense or capital commitment by any one or more of the Oakes Companies in excess of $25,000, or which obligates any Oakes Company for a period exceeding six months;

          (c) encumber or permit to be encumbered any of its assets or grant liens therein;

          (d) dispose of any portion of any of the assets of the Oakes Companies with a value exceeding $10,000 (other than in the ordinary course of business);

          (e) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

          (f) fail to maintain any of the equipment and other assets of the Oakes Companies in good working condition and repair according to the standards such Oakes Company has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (g) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant or agree to same or enter into any new employment, severance, "golden parachute" or consulting agreement with any such person;

          (h) change accounting methods;

          (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its or any other Oakes Company' capital stock;

          (j) amend or terminate any contract, agreement or license to which an Oakes Company is a party except those amended or terminated in the ordinary course of business consistent with past practice, and which are not material in amount or effect;

          (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice;

          (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

          (m) waive or release any material right or claim except in the ordinary course of business consistent with past practice;

          (n) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

          (o) merge, consolidate or reorganize with, or acquire any entity;

          (p) amend its Articles of Organization or Bylaws;

          (q) issue or sell any shares of its capital stock of any class;

          (r) license any of its or any other Oakes Company's technology or intellectual property except in the ordinary course of business consistent with past practice;

          (s) agree to any audit assessment by any tax authority (unless the amount thereof is not material or has been adequately accrued or reserved on the Oakes Financial Statements) or file any federal or state income or franchise tax return unless (i) the amount payable with respect thereto is not material or has been adequately accrued or reserved on the Oakes Financial Statements or (ii) copies of such returns have been delivered to Asymetrix for its review and approved by Asymetrix prior to filing;

          (t) change any insurance coverage or issue any Certificates of insurance except as is routinely done in the ordinary course of business of the Oakes Companies;

          (u) hire any employee or consultant;

          (v) adopt or amend any employee benefit plan;

          (w) enter into any contracts for the sale of advertising in an amount exceeding $10,000 or for longer than 30 days; or

          (x) agree to do any of the things described in the preceding clauses 5.2(a) through (w).

     5.4  Regulatory Approvals.  Each of the Oakes Companies will, and the
          --------------------
Principals will cause the Oakes Companies to, execute and file, or join in the execution and filing, of any application or other document that may be required to be filed by it in order to obtain the authorization, approval or consent of any governmental body (federal, state, local or foreign) which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. Each of the Oakes Companies will, and the Principals will cause the Oakes Companies to, use its best efforts to obtain all such authorizations, approvals and consents.

     5.5  Necessary Consents.  The Oakes Companies will, and the Principals
          ------------------
shall cause the Oakes Company to, use commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.4 (including, without limitation those consents set forth on Schedule 9.6) to allow the consummation of the transactions contemplated hereby and to allow Asymetrix to carry on the business of the Oakes Companies business after the Closing.

     5.6  Litigation.  The Oakes Companies and the Principals will notify
          ----------
Asymetrix in writing promptly after learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against the Oakes Companies, or known by the Oakes Companies or the Principals to be threatened against the Oakes Companies.

     5.7  No Other Negotiations.  From the date hereof until the earlier of the
          ---------------------
termination of this Agreement or consummation of the Merger, the Oakes Company will not, and the Principals will not permit the Oakes Companies to, and will not authorize any officer or director of the Oakes Companies or any other person on its behalf to, directly or indirectly, solicit, encourage, negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of any of the Oakes Companies' business, assets or capital stock by merger, sale or any other means or any other transaction that would involve a change in control of any of the Oakes Companies, or any transaction in which any of the Oakes Companies contemplates issuing equity or debt securities. The Oakes Companies and the Principals will promptly notify Asymetrix in writing of any third party inquiries or proposals.

     5.8  Access to Information.  Until the Closing, each of the Oakes Companies
          ---------------------
and the Principals will allow Asymetrix and its agents reasonable access to the files, books, records and offices of each of the Oakes Companies, including, without limitation, any and all information relating to each of the Oakes Company' taxes, commitments, contracts, leases, licenses, and real, personal and intangible property (including its intellectual property) and financial condition. Each of the Oakes Companies, and the Principals will cause the Oakes Companies' accountants to cooperate with Asymetrix and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.9  Satisfaction of Conditions Precedent.  Each of the Oakes Companies and
          ------------------------------------
each of the Principals will use its or his commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and each such person will use its or his commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties (including without limitation, those third parties described in Section 9.6) and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on their part in order to effect the transactions contemplated hereby. The Oakes Parties and the Principals will promptly notify Asymetrix in writing of any failure or inability to comply fully with this Section.

     5.10 Blue Sky Laws.  Each of the Oakes Companies and the Principals will
          -------------
cooperate with Asymetrix in connection with Asymetrix's efforts to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Mergers.

6.   ASYMETRIX PRECLOSING COVENANTS

     During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10 hereof, Asymetrix and Merger Subs covenant and agree as follows:

     6.1  Advice of Changes; Conduct of Business.  Asymetrix and Merger Subs
          --------------------------------------
will promptly advise the Oakes Companies in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Asymetrix or Merger Subs contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; or (b) of any material adverse change in the business, results of operations or financial condition of Asymetrix. Asymetrix will use commercially reasonable efforts to continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of the Oakes Companies (other than action required by this Agreement, as required by law or in connection with the performance of agreements, arrangements or pending transactions disclosed in the Asymetrix Schedule of Exceptions);

          (a) enter into any material transaction not in the ordinary course of business other than an investment in, or the spin-off of, its SuperCede, Inc. subsidiary a "SuperCede Transaction";
              ---------------------

          (b) declare, set aside or pay any material cash or stock dividend or other material distribution in respect of capital stock, or redeem or otherwise acquire any material portion of its capital stock other than in connection with a SuperCede Transaction;

          (c) dispose of (including by license), whether to a third party, a partially or wholly-owned subsidiary or otherwise, any material portion of its assets (other than in the ordinary course of business) other than in connection with the SuperCede Transaction;

          (d) encumber or permit to be encumbered in any material respect any of its assets or grant liens thereon;

          (e) issue or sell a material number of shares of its capital stock of any class (except upon the exercise of an Asymetrix option held by Asymetrix employees) or any other of its securities, or issue or create any material warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock other than in connection with the SuperCede Transaction; or

          (f) merge, consolidate or reorganize with, or acquire, any entity.

     6.2  Regulatory Approvals.  Asymetrix and Merger Subs will execute and
          --------------------
file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. Asymetrix will use its best efforts to obtain all such authorizations, approvals and consents.

     6.3  Satisfaction of Conditions Precedent.  Each of Asymetrix and each
          ------------------------------------
Merger Sub will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and each of Asymetrix and each Merger Sub will use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     6.4  Blue Sky Laws.  Asymetrix shall take such steps as may be necessary to
          -------------
comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Mergers.

     6.5  Access to Information.  Until the Closing, Asymetrix will allow the
          ---------------------
Oakes Companies and their respective agents reasonable access to the files, books, records and offices of Asymetrix, including, without limitation, any and all information relating to Asymetrix's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property (including its intellectual property) and financial condition. Asymetrix will cause its accountants to cooperate with the Oakes Companies and their respective agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

7.   CLOSING MATTERS

     7.1  The Closing.  Subject to termination of this Agreement as provided in
          -----------
Section 10 below, the Closing will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California on or before September 30, 1997, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as the Oakes Companies and Asymetrix may mutually select (the "Closing Date"). Concurrently with the Closing, each of
                      ------------
the Articles of Merger will be filed in the office of the Massachusetts Secretary of State.

     7.2  Exchange of Certificates.
          ------------------------

          7.2.1 As of the Effective Time, all shares of Oakes Interactive Common Stock, TopShelf Common Stock and Acorn Common Stock that are outstanding immediately prior thereto will, by virtue of the Mergers and without further action, cease to exist and will be converted into the right to receive from Asymetrix the number of shares of Asymetrix Merger Stock determined as set forth in Section 2.1, 2.2, or 2.3, as applicable, subject to Section 2.4.

          7.2.2 As soon as practicable after the Effective Time, each holder of shares of Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common will surrender the Certificate(s) for such shares (the "Certificates"), duly
                                                        ------------
endorsed as requested by Asymetrix, to Asymetrix for cancellation. Promptly after the Effective Time and receipt of such Certificates, Asymetrix will issue to each tendering holder a Certificates for the number of shares of Asymetrix Merger Stock to which such holder is entitled pursuant to Sections 2.1, 2.2 or
2.3 hereof, as applicable and distribute any cash payable under Section 2.4.

          7.2.3 No dividends or distributions payable to holders of record of Asymetrix Merger Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to the holder of any unsurrendered Certificates(s) until the holder of the Certificates(s) surrenders such Certificates(s), or if such Certificates are lost, stolen or destroyed, provides an indemnity reasonably acceptable to Asymetrix. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Certificates, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to Asymetrix Merger Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

          7.2.4 All Asymetrix Merger Stock (and, if applicable, cash in lieu of fractional shares) delivered upon the surrender of Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock. There will be no further registration of transfers on the stock transfer books of any of the Oakes Companies or the transfer agent of such Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock. If, after the Effective Time, Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section.

          7.2.5 Until Certificates representing Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock outstanding prior to the Merger are surrendered pursuant to Section 7.2.2 above, such Certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Asymetrix Merger Stock into which Oakes Interactive Common Stock, TopShelf Common Stock or Acorn Common Stock will have been converted pursuant to Sections 2.1, 2.2 or 2.3 hereof, as applicable.

          7.2.6 Certificates which are not presented to Asymetrix within three years after the Closing shall be canceled and the holder thereof will no longer be entitled to receive any Asymetrix securities in consideration thereof.

8.   CONDITIONS TO OBLIGATIONS OF THE OAKES COMPANIES AND THE
     PRINCIPALS

     The Oakes Companies' and the Principals' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by the Oakes Company and the Principals, but only in a writing signed by the Oakes Companies and the Principals):

     8.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Asymetrix and each Merger Sub set forth in Section 4 that are not made as a specific date shall be true and accurate in all material respects on and as of the date of this Agreement, and the Oakes Companies shall receive a Certificate to such effect executed by Asymetrix's Chief Executive Officer.

     8.2  Covenants.  Each of Asymetrix and each Merger Sub shall have performed
          ---------
and complied in all material respects with all of its covenants contained in
Section 6 on or before the Closing, and the Oakes Companies shall receive a Certificate to such effect signed by Asymetrix's Chief Executive Officer and Chief Financial Officer.

     8.3  Compliance with Law.  There shall be no order, decree, or ruling by
          -------------------
any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     8.4  Government Consents.  There shall have been obtained at or prior to
          -------------------
the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Mergers by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to, requirements under applicable federal and state securities laws.

     8.5  Opinion of Asymetrix's Counsel.  The Oakes Companies shall have
          ------------------------------
received from the General Counsel of Asymetrix, an opinion substantially in the form of Exhibit 8.5.
        -----------

     8.6  Stockholder Approval.  The principal terms of this Agreement and the
          --------------------
Articles of Merger shall have been approved and adopted by the stockholders of the applicable Oakes Company, as required by applicable law and each of the Oakes Companies' Articles of Organization and Bylaws.

     8.7  Registration Rights Agreement.  Asymetrix shall have executed and
          -----------------------------
delivered a registration rights agreement substantially in the form of Exhibit
                                                                       -------
8.7.
---

     8.8  Voting and Co-Sale Agreement.  Asymetrix and Paul Allen shall have
          ----------------------------
executed and delivered a voting and co-sale agreement in the form of Exhibit
                                                                     -------
8.8, and Kevin Oakes shall have been elected to the Board of Directors of
---
Asymetrix effective upon the Effective Time.

     8.9  Employment Agreements. Asymetrix shall have executed and delivered (i)
          ---------------------
an employment agreement with Kevin Oakes in the form of Exhibit 8.9(a) (the
                                                        --------------
"Oakes Employment Agreement"), and (ii) an employment agreement with Doug Foster
---------------------------
in the form of Exhibit 8.9(b) (the "Foster Employment Agreement").
               --------------       ---------------------------

     8.10 Payment on Note.  Asymetrix shall have paid the Oakes Companies an
          ---------------
aggregate amount of $350,000, which represents partial payment of the outstanding principal amount of indebtedness of Oakes Interactive to Gordon Oakes and such payments shall be promptly applied to the repayment of such indebtedness.

     8.11 Release of Guaranties.  Each of Kevin Oakes and Gordon Oakes shall be
          ---------------------
released from the guaranty obligations under those guarantees set forth in

Schedule 8.11, subject only to the occurrence of the Effective Time, provided,
-------------
however, that in the event such releases are not obtained prior to the Closing, in lieu of obtaining such releases, the parties agree that the provisions of
Section 11.2.3(c) shall satisfy the closing condition set forth in this Section 8.11.

9.   CONDITIONS TO OBLIGATIONS OF ASYMETRIX

     The obligations of Asymetrix and Merger Subs hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Asymetrix, but only in a writing signed by Asymetrix):

     9.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of the Oakes Companies and the Principals set forth in Section 3 and
Section 3A that are not made as a specific date shall be true and accurate in all material respects on and as of the date of this Agreement, and Asymetrix shall receive Certificates to such effect executed by the Chief Executive Officer and Chief Financial Officer of each of the Oakes Companies and by the Principals.

     9.2  Covenants.  Each of the Oakes Companies and the Principals shall have
          ---------
performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing, and Asymetrix shall receive Certificates to such effect executed by the Chief Executive Officer and Chief Financial Officer of each of the Oakes Companies and by the Principals.

     9.3  Compliance with Law.  There shall be no order, decree, or ruling by
          -------------------
any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     9.4  Government Consents.  There shall have been obtained at or prior to
          -------------------
the Closing Date such consents, permits or authorizations, and there shall have been taken such other action, as are listed on Schedule 9.4.
                                               ------------

     9.5  Opinion of Counsel.  Asymetrix shall have received from counsel to the
          ------------------
Oakes Companies and the Principals, an opinion substantially in the form of

Exhibit 9.5.
-----------

     9.6  Consents.  Asymetrix or the Oakes Companies shall have received duly
          --------
executed copies of all material third party consents, approvals, assignments, waivers, authorizations or other Certificates contemplated by this Agreement or the Oakes Schedule of Exceptions or reasonably deemed necessary by Asymetrix's counsel to provide for the continuation in full force and effect of any and all material contracts and leases of the Oakes Companies (including. without limitation, the consents as to Material Contracts hereto and the Customer Agreements) and for the Oakes Companies and the Principals to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Asymetrix, except for such consents and approvals thereof as Asymetrix and the Oakes Companies and the Principals shall have agreed shall not be obtained.

     9.7  No Litigation.  No litigation or proceeding shall be overtly
          -------------
threatened or pending to enjoin or prevent the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect.

     9.8  Requisite Approvals.  The principal terms of this Agreement and the
          -------------------
Articles of Merger shall have been approved and adopted by the holders of all of the Oakes Interactive Common Stock, TopShelf Common Stock and Acorn Common Stock outstanding, and by a majority of the Board of Directors of each of the Oakes Companies.

     9.9  Resignation of Directors.  The directors of each Oakes Companies in
          ------------------------
office immediately prior to the Effective Time of the Mergers shall have resigned as directors of the Oakes Company effective as of the Effective Time of the Mergers.

     9.10 Investment Representation Agreements.  Asymetrix shall have received
          ------------------------------------
from all of the holders of the Oakes Interactive Common Stock, TopShelf Common Stock and Acorn Common Stock an executed Investment Representation Agreement substantially in the form of Exhibit 9.10 hereto.
                             ------------

     9.11 Employment Agreements.  Asymetrix shall have received the Oakes
          ---------------------
Employment Agreement executed by Kevin Oakes and the Foster Employment Agreement executed by Doug Foster.

     9.12 Employees.  Each of the Oakes Companies shall have still employed,
          ---------
with any current expressed intent to resign, the number of employees with the job responsibilities as indicated on Schedule 9.12.
                                     -------------

     9.13 Absence of Material Adverse Changes.  There shall not have been in the
          -----------------------------------
reasonable judgment of Asymetrix, any material adverse change in the financial conditions, properties, assets, liabilities, business, prospectus or results of operations of any of the Oakes Companies.

     9.14 Note.  The Oakes Note shall have been amended substantially in the
          ----
form attached hereto as Exhibit 9.14 and shall evidence all remaining
                        ------------
indebtedness of the Oakes Companies to Gordon Oakes (after taking into account the repayment described in Section 8.10).

10.  TERMINATION OF AGREEMENT

     10.1 Termination of Agreement.  Asymetrix on the one hand and the Oakes
          ------------------------
Companies and the Principals on the other may terminate this Agreement prior to the Effective Time (whether before or after stockholder approval has been obtained) solely as provided below:

          10.1.1 Asymetrix may terminate this Agreement by giving written notice to the Oakes Companies and the Principals in the event any of the Oakes Companies or the Principals is in breach, and the Oakes Company and the Principals may terminate this Agreement by giving written notice to Asymetrix in the event Asymetrix is in breach, of any material representation, warranty, or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

          10.1.2 Asymetrix may terminate this Agreement by giving written notice to the Oakes Companies and the Principals if the Closing shall not have occurred on or before September 30, 1997 by reason of the failure of any condition precedent under Section 9 hereof (unless the failure results primarily for a breach by Asymetrix of any representation, warranty or covenant contained in this Agreement); or

          10.1.3 The Oakes Companies and the Principals may terminate this Agreement by giving written notice to Asymetrix if the Closing shall not have occurred on or before September 30, 1997 by reason of the failure of any condition precedent under Section 8 hereof (unless the failure results primarily from a breach by any of the Oakes Companies or the Principals of any representation, warranty or covenant contained in this Agreement made by him or
it).

     10.2 No Liability.  Any termination of this Agreement pursuant to this
          ------------
Section 10 will be without further obligation or liability upon any party in favor of the other party hereto other than the obligations provided in Sections 11.2, 12.8 and 12.16 and in the Nondisclosure agreement between Asymetrix and Principals dated August 1, 1997, other than any liability of any party for breaches of this Agreement, which will survive termination of this Agreement; provided, however, that nothing herein will limit the obligation of the Oakes Companies and the Principals on the one hand and Asymetrix on the other to use their best efforts to cause the Merger to be consummated, as set forth in Sections 5.12 and 6.3 hereof, respectively.

11. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

     11.1 Survival of Representations. All representations, warranties and
          ---------------------------
covenants of the Oakes Companies, the Principals and Asymetrix contained in this Agreement will survive the Effective Time and remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of (a) the termination of this Agreement or
(b) two (2) years after the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period); provided, however, that, if the Closing occurs, representations and warranties in Section 3.3, 3.7, 3.12, 4.3, 4.7 and 4.12 shall expire three (3) years after the Closing Date; provided further, however, that representations, warranties and covenants involving intentional fraud or willful misconduct shall survive the Closing without the limitations of subsections (a) or (b) above. The period of such survival shall be referred to herein as the "Survival Period."
               ---------------

     11.2 Agreement to Indemnify.
          ----------------------

          11.2.1 Subject to the limitations set forth in this Section 11, the Principals (during the time period specified below) shall indemnify Asymetrix and the surviving corporations of the Mergers (the "Asymetrix Indemnified
                                                    ---------------------
Persons") in respect of, and hold the Asymetrix Indemnified Persons harmless
-------
against, any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees that have actually been paid (hereinafter referred to as "Damages"):
                                                                     -------

                  (a) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by any of the Oakes Companies or the Principals in this Agreement (including any Schedule or Exhibit hereto) which indemnity shall survive for the time period specified in Section 11.1;

                  (b) resulting from any failure of any of the Principals or the Other Former Oakes Interactive Stockholder to have good, valid and marketable title to the issued and outstanding Oakes Interactive Common Stock, TopShelf Common Stock and Acorn Common Stock held by such stockholders, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, which indemnity shall survive for a three year period; or

                  (c) arising out of, related to, in connection with or otherwise resulting from any Prior Agreement whatsoever, which indemnity shall survive for a three year period.

          11.2.2  The indemnification provided for in paragraphs (a), (b) and
(c) of subsection 11.2.1 shall not apply unless and until the aggregate Damages for which one or more Asymetrix Indemnified Persons seeks indemnification under such paragraphs (a), (b) and (c), exclusive of legal fees, exceeds $150,000 (the "Basket") and then only to the extent that aggregate Damages exceed the Basket.
 ------
From the Effective Time until the date of the closing of an initial public offering (the "Pre-IPO Period") under the Securities Act of any capital stock of
               --------------
Asymetrix (the "IPO Date") the maximum aggregate liability of the Principals
                --------
under paragraphs (a) and (b) of this subsection 11.2.2 shall be equal to $1,110,000, provided, however, that in lieu of making cash payments in
            --------  -------
satisfaction of the Principals' indemnification obligations hereunder, during the Pre-IPO Period, the Principals can elect, in lieu of such cash payment, to surrender a number of shares of Merger Stock equal to the amount of the Damages divided by the Stated Value (appropriately adjusted for stock splits, recapitalizations and stock dividends). From and after the IPO Date (the "Post-
                                                                           ----
IPO Period"), the maximum aggregate liability of the Principals under paragraphs
----------
(a) and (b) of this subsection 11.2.2 shall be equal to the greater of (i) $3,200,000 or (ii) the product of (A) 320,000 and (B) the price at which the shares of Asymetrix capital stock are initially offered to the public in the initial public offering occurring on the IPO Date; provided further, that in
                                                   -------- -------
lieu of making cash payments in satisfaction of the Principals' indemnification obligations hereunder, during the Post-IPO Period, the Principals can elect, in lieu of such cash payment, to surrender a number of shares of Asymetrix Common Stock equal to the amount of the Damages divided by the fair market value per share of the Asymetrix Common Stock, in which case any brokers' fees, commissions or transfer taxes shall be borne by the Principals. For the purposes hereof, the term "fair market value per share" shall mean the closing price of the Asymetrix Common Stock on the Nasdaq National Market or other stock exchange or quotation service on which the Asymetrix Common Stock is primarily traded on the trading date immediately prior to the date the payment is to be made. Asymetrix will use its best efforts to obtain recoveries under all applicable insurance policies for all Damages. Except for intentional fraud or willful misconduct, the remedies set forth in this Section shall be the exclusive remedies of the Asymetrix Indemnified Persons against any of the Principals.

          11.2.3 Subject to the limitations set forth in this Section 11, Asymetrix will indemnify and hold harmless the Principals (collectively, the

"Oakes Indemnified Persons") from and against any and all Damages:
--------------------------

          (a) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Asymetrix in this Agreement or in any Certificate, document or instrument delivered by or on behalf of Asymetrix pursuant hereto;

          (b) resulting from any failure on the part of Asymetrix to issue to the Principals and the other Former Oakes Interactive Stockholders good, valid and marketable title to the Asymetrix Merger Stock as provided in this Agreement, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever; or

          (c) the obligations of Kevin Oakes and Gordon Oakes to repay the indebtedness subject to the guarantees listed on Schedule 8.11 from which Kevin Oakes and Gordon Oakes are not released prior to the Closing.

          Asymetrix's maximum aggregate liability under paragraphs (a) and (b) of this subsection 11.2.3 shall be equal to the product of the Stated Value Per Share times the total number of shares issued to the Principals and the other Former Oakes Interactive Stockholder in the Mergers.

          11.2.4 Any Asymetrix Indemnified Person or any Oakes Indemnified Person seeking indemnification hereunder shall give prompt written notification to the Principals (in the case of indemnification sought by the Asymetrix Indemnified Person) or to Asymetrix (in the case of indemnification sought by an Oakes Indemnified Person) (as applicable, the "Indemnification Representative")
                                               ------------------------------
of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Section 11 may be sought; provided, however, that no delay on the part of the Indemnified Person in providing such notice shall relieve the Principals or Asymetrix, as the case may be, of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnification Representative may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided that the Indemnification Representative acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Section
11. If the Indemnification Representative does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at it own expense; provided that if the Indemnification Representative assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damage" for purpose of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnification Representative.

          11.2.5  Treatment of Indemnity Payments.  Any payment made to an
                  -------------------------------
Indemnified Person pursuant to this Section 11 shall be treated as a reduction in the Merger consideration.

     11.3 Employee Stock Options.  Asymetrix shall take all action necessary to
          ----------------------
reserve for issuance under the Asymetrix Option Plan, and as soon as reasonably practicable following the Closing, grant Asymetrix Options to purchase an aggregate of 350,000 shares of Asymetrix Common Stock at an exercise price of $4.50 per share for awards to those employees of the Oakes Companies who become Asymetrix employees, as shall be agreed upon between

Asymetrix and the Principals. The vesting schedule for such options shall commence as of the date such grantees shall have commenced employment with the applicable Oakes Company.

     11.4 Insurance.  Asymetrix shall maintain in effect for the three year
          ---------
period following the date of this Agreement the insurance policies of the Oakes Companies set forth on Schedule 3.19 of the Oakes Schedule of Exceptions or other insurance coverage with substantially similar or greater coverage then the policies set forth on Schedule 3.19 of the Oakes Schedule of Exceptions.

     11.5 Employment Agreements.  As soon as reasonably practicable after the
          ---------------------
Closing, Asymetrix shall enter into an Employment Agreement with each of Lee Maxey and Greg Butler on terms to be mutually agreed upon between Asymetrix and Lee Maxey or Greg Butler, as applicable.

12.  MISCELLANEOUS

     12.1 Governing Law.  The internal laws of the State of Washington
          -------------
(irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     12.2 Assignment; Binding Upon Successors and Assigns.  Neither party hereto
          -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto and any attempt to do so will be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.3 Severability.  If any provision of this Agreement, or the application
          ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

     12.5 Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     12.6 Amendment and Waivers.  Any term or provision of this Agreement may be
          ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the stockholders of the Oakes Companies but, after such approval, no amendment will be made which by applicable law requires the further approval of the stockholders of the Oakes Companies obtaining such further approval.

     12.7 No Waiver.  The failure of any party to enforce any of the provisions
          ---------
hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     12.8 Expenses. Each party will bear its respective expenses and fees of its
          --------
own accountants, attorneys and other professionals incurred with respect to this Agreement and the transactions contemplated hereby.

     12.9 Attorneys' Fees.  Should suit be brought to enforce or interpret any
          ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     12.10  Notices.  Any notice or other communication required or permitted to
            -------
be given under this Agreement will be in writing, will be delivered personally, by registered or certified mail, postage prepaid, by confirmed facsimile or by nationally recognized courier service, and will be deemed given upon delivery, if delivered personally, or five days after deposit in the mails, if mailed, or upon receipt if delivered by confirmed facsimile or by nationally recognized courier service, to the following addresses:

            (i)  If to Asymetrix:
                 ---------------

            Asymetrix Corporation
            110 110th Avenue NE, Suite 700
            Bellevue, WA  98004
            Facsimile:  (206) 637-1540
            Attention:  General Counsel

              With a copy to:
              --------------

            Mark C. Stevens, Esq.
            Fenwick & West LLP
            Two Palo Alto Square
            Palo Alto, CA  94306
            Facsimile:  (650) 857-0361

            (ii) If to the Oakes Companies:
                 -------------------------






            Facsimile:
            Attention:

                 With a copy to:
                 --------------






            Facsimile:

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.10.

     12.11  Construction of Agreement. This Agreement has been negotiated by the
            -------------------------
respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     12.12  No Joint Venture. Nothing contained in this Agreement will be deemed
            ----------------
or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     12.13  Further Assurances.  Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.14  Absence of Third Party Beneficiary Rights.  No provisions of this
            -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     12.15  Public Announcement.  Upon execution of the Agreement by both
            -------------------
parties, and until the consummation of the Mergers, all press releases and other public communications shall be made by the parties only with the mutual consent of the Oakes Companies and Asymetrix.

     12.16  Confidentiality.  Asymetrix, each of the Oakes Companies and the
            ---------------
Principals each recognize that they have received and will receive confidential information concerning the other during the course of the negotiations and preparations for the Mergers. Accordingly, each party agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Mergers and related transactions. The obligations of this Section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or
(iv) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

     12.17  Entire Agreement.  This Agreement and the exhibits hereto constitute
            ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"ASYMETRIX"                             "OAKES INTERACTIVE"

Asymetrix Corporation                   Oakes Interactive Incorporated

By:  /s/ J. Billmaier                   By:  /s/ Gordon N. Oakes Jr.
     ---------------------------             ------------------------------

Name: JAMES BILLMAIER                   Name: GORDON N. OAKES J.R.
      --------------------------             ------------------------------

Its: CHIEF EXECUTIVE OFFICER            Its: TREASURER
     ---------------------------             ------------------------------

                                        By:  /s/ Kevin Oakes
                                             ------------------------------

                                        Name: KEVIN OAKES
                                             ------------------------------

                                        Its: PRESIDENT
                                             ------------------------------

"OAKES SUB"                             "TOPSHELF"

Oakes Acquisition Corp.                 TopShelf Multimedia, Inc.

By:  /s/ J. Billmaier                   By:  /s/ Gordon N. Oakes
     --------------------------              ------------------------------

Name: JAMES BILLMAIER                   Name: GORDON N. OAKES
      -------------------------               -----------------------------

Its: PRESIDENT                          Its: TREASURER
     --------------------------              ------------------------------


By:  /s/ Steven Esau                    By:  /s/ Kevin Oakes
     --------------------------              ------------------------------

Name: STEVEN ESAU                       Name: KEVIN OAKES
      -------------------------               -----------------------------

Its: CLERK                              Its: PRESIDENT
     --------------------------              ------------------------------



           [SIGNATURE PAGE FOR AGREEMENT AND PLAN OF REORGANIZATION]

"ACORN SUB"                             "ACORN"

Acorn Acquisition Corp.                 Acorn Associates Incorporated

By:  /s/ J. Billmaier                   By:  /s/ Gordon N. Oakes
     -------------------------               -----------------------------

Name: JAMES BILLMAIER                   Name: GORDON N. OAKES
      ------------------------                ----------------------------

Its: PRESIDENT                          Its: TREASURER
     -------------------------               -----------------------------

By:  /s/ Steven Esau                    By:  /s/ Kevin Oakes
     -------------------------               -----------------------------

Name: STEVEN ESAU                       Name: KEVIN OAKES
      ------------------------                ----------------------------

Its: CLERK                              Its: PRESIDENT
     -------------------------               -----------------------------


"TOPSHELF SUB"                          "PRINCIPALS"

TopShelf Acquisition Corp.

By:  /s/ J. Billmaier                   /s/ Gordon Oakes
     -------------------------          ----------------------------------
                                        Gordon Oakes
Name: JAMES BILLMAIER
      ------------------------

Its: PRESIDENT                          /s/ Kevin Oakes
     -------------------------          ----------------------------------
                                        Kevin Oakes

By:  /s/ Steven Esau
     -------------------------

Name: STEVEN ESAU
      ------------------------

Its: CLERK
     -------------------------



           [SIGNATURE PAGE FOR AGREEMENT AND PLAN OF REORGANIZATION]

LIST OF EXHIBITS AND SCHEDULES
------------------------------

Exhibit A-1       Oakes Interactive Articles of Merger

Exhibit A-2       TopShelf Articles of Merger

Exhibit A-3       Acorn Articles of Merger

Exhibit 1.12      Statement of Designation

Exhibit 2.11A     Asymetrix Officers' Certificate

Exhibit 2.11B     Oakes Interactive Officers' Certificate

Exhibit 2.11C     TopShelf Officers' Certificate

Exhibit 2.11D     Acorn Officers' Certificate

Exhibit 3.0       Oakes Schedule of Exceptions

Exhibit 4.0       Asymetrix Schedule of Exceptions

Exhibit 8.5       Form of Opinion of General Counsel of Asymetrix

Exhibit 8.7       Registration Rights Agreement

Exhibit 8.8       Voting and Co-Sale Agreement

Exhibit 8.9(a)    Oakes Employment Agreement

Exhibit 8.9(b)    Foster Employment Agreement

Schedule 8.11     Guarantees

Exhibit 9.4       Government Consents

Exhibit 9.5       Form of Opinion of Counsel to Oakes Companies and Principals

Exhibit 9.10      Investment Representation Agreement

Schedule 9.12     Oakes Employees

Exhibit 9.14      Amended Oakes Note

                         FEDERAL IDENTIFICATION        FEDERAL IDENTIFICATION
                         NO. _____________________     NO. 04-3277303
                                                           ---------------------
                                                           Oakes Interactive
                                                           Incorporated


                       THE COMMONWEALTH OF MASSACHUSETTS
                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                      ARTICLES OF *             / *MERGER
                   (GENERAL LAWS, CHAPTER 156B, SECTION 78)



*         /*merger of

                                       _________________________________________
                                        Oakes Acquisition Corp.
                                       -----------------------------------------
                                                          AND
                                       -----------------------------------------
                                        Oakes Interactive Incorporated
                                       -----------------------------------------
                                                                              ,
                                       -----------------------------------------
                                             the constituent corporations, into

                                        Oakes Interactive Incorporated
                                       -----------------------------------------

                                                *a new corporation / *one of the
                                                 constituent corporations.


The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of *              /*merger has been duly adopted in compliance
with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The *resulting / *surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the *              /*merger determined pursuant to the
agreement of *              /*merger shall be the date approved and filed by
the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

3. (FOR A MERGER)
** The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger.

          NONE





* Delete the inapplicable word.       **If there are no provisions state "None".
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 81/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MOVE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET AS LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

(FOR A CONSOLIDATION)
(a) The purpose of the resulting corporation is to engage in the following business activities:

          N/A



(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue.

          N/A
----------------------------------------------------------------------------------------
    WITHOUT PAR VALUE                                         WITH PAR VALUE
----------------------------------------------------------------------------------------
TYPE           NUMBER OF SHARES         TYPE          NUMBER OF SHARES       PAR VALUE
----------------------------------------------------------------------------------------
Common:                                Common:
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Preferred:                             Preferred:
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

          N/A



**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

          N/A



**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

          NONE




**If there are no provisions state "None".

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the *resulting / *surviving corporation.

(a) The street address of the *resulting / *surviving corporation in Massachusetts is: (post office boxes are not acceptable)

       255 Highland Avenue, Needham, MA  02194
(b) The name, residential address, and post office address of each director and officer of the *resulting / *surviving corporation is:

                     NAME                      RESIDENTIAL ADDRESS               POST OFFICE ADDRESS
President:      James Billmaier            22322 NE 157th St.                           SAME
                                           Woodinville, WA  98072

Treasurer:      John Atherly               2237 273rd Ct. S.E.                          SAME
                                           Issaquah, WA  98029

Clerk:          Steven Esau                11970 Marine View Drive S.W.                 SAME
                                           Seattle, WA  98146

Directors:      James Billmaier            SAME AS ABOVE                                SAME AS ABOVE


(c) The fiscal year (i.e. tax year) of the *          /*surviving corporation
shall end on the last day of the month of: December

(d) The name and business address of the resident agent, if any, of the
*          /*surviving corporation is:

       Donald J. Allison, 69 South Pleasant Street, Suite 201, Amherst, MA 01002

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations
that the agreement of *              /*merger has been duly executed on behalf
of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

_________________________________________________________, *President/ *

____________________________________________________________, *Clerk/ *

of  Oakes Acquisition Corp.
    ----------------------------------------------------------------------------
                             (Name of constituent corporation)


_________________________________________________________, *President/ *

____________________________________________________________, *Clerk/ *

of  Oakes Interactive Incorporated
    ----------------------------------------------------------------------------
                             (Name of constituent corporation)


*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                     ARTICLES OF *              / *MERGER
                   (GENERAL LAWS, CHAPTER 156B, SECTION 78)

                ==============================================


                I hereby approve the within Articles of *    /
                *Merger and, the filing fee in the amount of $ 250.00, having been paid, said articles are deemed to have been filed with me this 30th day of September, 1997



                Effective Date:            9/30/97
                                ------------------------------



                            WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth




                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                            Steven Esau
              ----------------------------------------------------

                            110 - 110th Avenue NE, Suite 700
              ----------------------------------------------------

                            Bellevue, WA  98004
              ----------------------------------------------------

              Telephone:  (425) 637-5829
                        ------------------------------------------

                      FEDERAL IDENTIFICATION     FEDERAL IDENTIFICATION
                      NO. ____________________   NO. 04-3308220
                                                    ----------------------------
                                                     TopShelf Multimedia, Inc.


                       THE COMMONWEALTH OF MASSACHUSETTS
                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                     ARTICLES OF *              / *MERGER
                   (GENERAL LAWS, CHAPTER 156B, SECTION 78)


*          /*merger of
                                   _____________________________________________
                                    Top Shelf Acquisition Corp.
                                   ---------------------------------------------
                                                       AND
                                   ---------------------------------------------
                                    TopShelf Multimedia, Inc.
                                   ---------------------------------------------
                                                                              ,
                                   ---------------------------------------------
                                             the constituent corporations, into

                                    TopShelf Multimedia, Inc.
                                   ---------------------------------------------

                                    *    / *one of the constituent corporations.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of *              / *merger has been duly adopted in compliance
with the requirements of General Laws, Chapter 156B, Section 78, and will be
kept as provided by Subsection (d) thereof.  The *          / *surviving
corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the *              / *merger determined pursuant to the
agreement of *              / *merger shall be the date approved and filed by
the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

3. (FOR A MERGER)
**The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger.

          NONE




*Delete the inapplicable word.      **If there are no provisions state "None".
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET AS LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

(FOR A CONSOLIDATION)
(a) The purpose of the resulting corporation is to engage in the following business activities:

          N/A



(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue.

          N/A
------------------------------------------------------------------------------------
    WITHOUT PAR VALUE                                     WITH PAR VALUE
------------------------------------------------------------------------------------
TYPE          NUMBER OF SHARES       TYPE          NUMBER OF SHARES     PAR VALUE
------------------------------------------------------------------------------------
Common:                             Common:
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
Preferred:                          Preferred:
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

          N/A



**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

          N/A



**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

          NONE


*If there are no provisions state "None".

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the *resulting / *surviving corporation.

(a) The street address of the *          / *surviving corporation in
Massachusetts is: (post office boxes are not acceptable)

       255 Highland Avenue, Needham, MA  02194
(b) The name, residential address, and post office address of each director and
officer of the *          / *surviving corporation is:

                     NAME                      RESIDENTIAL ADDRESS                  POST OFFICE ADDRESS
President:      James Billmaier            22322 NE 157th St.                             SAME
                                           Woodinville, WA  98072

Treasurer:      John Atherly               2237 273rd Ct. S.E.                            SAME
                                           Issaquah, WA  98029

Clerk:          Steven Esau                11970 Marine View Drive S.W.                   SAME
                                           Seattle, WA  98146

Directors:      James Billmaier            SAME AS ABOVE                                  SAME AS ABOVE


(c) The fiscal year (i.e. tax year) of the *          / *surviving corporation
shall end on the last day of the month of: December

(d) The name and business address of the resident agent, if any, of the
*          / *surviving corporation is:

       Donald J. Allison, 69 South Pleasant Street, Suite 201, Amherst, MA 01002

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations
that the agreement of *              / *merger has been duly executed on behalf
of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

____________________________________________________________, *President / *

____________________________________________________________, *Clerk / *

of  TopShelf Multimedia Inc.
  ------------------------------------------------------------------------------
                              (Name of constituent corporation)


____________________________________________________________, *President / *

____________________________________________________________, *Clerk / *

of  TopShelf Acquisition Inc.
  ------------------------------------------------------------------------------
                              (Name of constituent corporation)


Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                     ARTICLES OF *              / *MERGER
                   (GENERAL LAWS, CHAPTER 156B, SECTION 78)


              ==================================================

               I hereby approve the within Articles of *      /
               *Merger and, the filing fee in the amount of $ 250.00, having been paid, said articles are deemed to have been filed with me this 30th day of September, 1997



               Effective Date:             9/30/97
                              ----------------------------------



                            WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth




                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                         Steven Esau
                    -------------------------------------------

                         110 - 110th Avenue NE, Suite 700
                    -------------------------------------------

                         Bellevue, WA  98004
                    -------------------------------------------

                    Telephone:  (425) 637-5829
                              ---------------------------------

                         FEDERAL IDENTIFICATION        FEDERAL IDENTIFICATION
                         NO. _____________________     NO. 04-3366270
                                                           ---------------------
                                                           Acorn Associates
                                                           Incorporated



                       THE COMMONWEALTH OF MASSACHUSETTS
                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                     ARTICLES OF *              / *MERGER
                   (GENERAL LAWS, CHAPTER 156B, SECTION 78)


*        / *merger of
                              __________________________________________________
                               Acorn Acquisition Corp.
                              --------------------------------------------------
                                                     AND
                              --------------------------------------------------
                               Acorn Associates Incorporated
                              --------------------------------------------------
                                                                              ,
                              --------------------------------------------------
                                             the constituent corporations, into

                               Acorn Associates Incorporated
                              --------------------------------------------------

                                  *      / *one of the constituent corporations.


The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of *              / *merger has been duly adopted in compliance
with the requirements of General Laws, Chapter 156B, Section 78, and will be
kept as provided by Subsection (d) thereof.  The *          / *surviving
corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the *              / *merger determined pursuant to the
agreement of *              / *merger shall be the date approved and filed by
the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

3. (FOR A MERGER)
** The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger.

          NONE



*Delete the inapplicable word.      **If there are no provisions state "None".
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET AS LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

(FOR A CONSOLIDATION)
(a) The purpose of the resulting corporation is to engage in the following business activities:

          N/A



(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue.

          N/A
------------------------------------------------------------------------------------------
    WITHOUT PAR VALUE                                           WITH PAR VALUE
------------------------------------------------------------------------------------------
TYPE          NUMBER OF SHARES          TYPE            NUMBER OF SHARES      PAR VALUE
------------------------------------------------------------------------------------------
Common:                                Common:
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
 Preferred:                            Preferred:
------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

          N/A



**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

          N/A



**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

          NONE



**If there are no provisions state "None".

4.  The information contained in Item 4 is not a permanent part of the Articles
of Organization of the *          / *surviving corporation.

(a) The street address of the *          / *surviving corporation in
Massachusetts is: (post office boxes are not acceptable)

       255 Highland Avenue, Needham, MA  02194
(b) The name, residential address, and post office address of each director and
officer of the *          / *surviving corporation is:

                     NAME                      RESIDENTIAL ADDRESS                  POST OFFICE ADDRESS
President:      James Billmaier            22322 NE 157th St.                             SAME
                                           Woodinville, WA  98072

Treasurer:      John Atherly               2237 273rd Ct. S.E.                            SAME
                                           Issaquah, WA  98029

Clerk:          Steven Esau                11970 Marine View Drive S.W.                   SAME
                                           Seattle, WA  98146

Directors:      James Billmaier            SAME AS ABOVE                                  SAME AS ABOVE


(c) The fiscal year (i.e. tax year) of the *          / *surviving corporation
shall end on the last day of the month of: December

(d) The name and business address of the resident agent, if any, of the
*          / *surviving corporation is:

       Donald J. Allison, 69 South Pleasant Street, Suite 201, Amherst, MA
01002

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations
that the agreement of *              / *merger has been duly executed on behalf
of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

                                                            VICE
__________________________________________________________, *President/ *

_____________________________________________________________, *Clerk/ *

of  Acorn Associates Incorporated
  ------------------------------------------------------------------------------
                                  (Name of constituent corporation)


__________________________________________________________, *President/ *

_____________________________________________________________, *Clerk/ *

of  Acorn Acquisition Corp.
  ------------------------------------------------------------------------------
                                  (Name of constituent corporation)


*Delete the applicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                     ARTICLES OF *              / *MERGER
                   (GENERAL LAWS, CHAPTER 156B, SECTION 78)


              ====================================================

               I hereby approve the within Articles of *        /
               *Merger and, the filing in the amount of $ 250.00, having been paid, said articles are deemed to have been filed with me this 30th day of September, 1997



               Effective Date:               9/30/97
                              -----------------------------------



                            WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth



                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                              Steven Esau
                    ------------------------------------------------

                              110 - 110th Avenue NE, Suite 700
                    -------------------------------------------------

                              Bellevue, WA  98004
                    -------------------------------------------------

                    Telephone:  (425) 637-5829
                              ---------------------------------------

                                                                    EXHIBIT 1.12

             DESIGNATION OF RIGHTS PREFERENCES AND LIMITATIONS OF
                       ASYMETRIX SERIES 5 CLASS B STOCK

SERIES 5 CLASS B STOCK, $0.01 PAR VALUE

     1.  Equivalent to Common Stock.  Except as otherwise set forth in this
         --------------------------
Statement of Designation of Rights, Preferences and Limitations of Series 5 Class B Stock, the Series 5 Class B Stock of Asymetrix Corporation (the "Company") shall have rights, preferences and limitations identical with those of the Company's $.01 par value common stock ("Common Stock") and the Company's Series 4 Class B Stock, $0.01 par value ("Series 4 Class B Stock"). In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of any shares of the Series 5 Class B Stock, of the Series 4 Class B Stock and of the Common Stock shall be entitled to receive pro rata on an equal priority, pari passu basis, any payment or distribution of the assets of the Company (whether capital, surplus or earnings), but not until payment in full of any amounts due the holders of the Series 1 Class B Stock, the Series A Preferred Stock, the Series B Preferred Stock and any future series of Class B Stock that may be entitled to priority over the Common Stock in the payment or distribution of the assets of the Company in the event of any such dissolution or winding-up.

     2.  Voting.  Except as may otherwise be agreed in writing, the holders of
         ------
shares of Series 5 Class B Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and each share of Series 5 Class B Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series 5 Class B Stock could be converted pursuant to the applicable provisions of
Section 3 below, at the record date established by the Board of Directors of the Company for the determination of the shareholders entitled to vote on such matters, or, if no such record date is so established, at the record date provided by law, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. The holders of the Series 5 Class B Stock shall be entitled to receive notice of any meeting of the shareholders in accordance with applicable law and with the bylaws of the Company as in effect at the time of such notice. Except as otherwise expressly required by law, in no event shall the holders of shares of Series 5 Class B Stock have the right to vote separately as a class.

     3.  Conversion.  The Series 5 Class B Stock shall be converted into Common
         ----------
Stock as follows:

         (a)  Conversion Events.  Each outstanding share of Series 5 Class B
              -----------------
Stock shall automatically be converted, without any further act of the Company or its shareholders, into fully paid and nonassessable shares of Common Stock pursuant to the formula as set forth in subsection 3(c) below upon the earliest to occur of: (i) the distribution by the Company to holders of its securities (other than the holders of Series 5 Class B Stock and Series 4 Class B Stock) of a controlling interest in SuperCede, Inc., a wholly-owned subsidiary of the Company, in a spin-off transaction; (ii) the distribution by the Company to holders of its securities (other than the holders of Series 5 Class B Stock and Series 4 Class B Stock) of the consideration received by the Company in one of the following transactions with respect to SuperCede, Inc.: (1) the sale of all or substantially all of the assets of SuperCede, Inc., (2) the sale of a controlling interest in SuperCede, Inc. to a third party, or (3) the acquisition of SuperCede, Inc. by another entity by means of merger, consolidation or otherwise, in which the Company does not, immediately after such merger, consolidation or other transaction, retain stock representing a majority of the voting power of SuperCede, Inc.; (iii) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company at an aggregate offering price to the Company of not less than $10,000,000; or (iv) upon acquisition of the Company by another entity by means of merger, consolidation or otherwise, in which the holders of the Company's shares outstanding immediately before such merger, consolidation or other transaction do not, immediately after such merger, consolidation or other transaction, retain stock representing a majority of the voting power of the surviving corporation of such merger, consolidation or other transaction.

         (b)  Series 5 Conversion Ratio.  Each share of Series 5 Class B Stock
              -------------------------
shall be converted into one share of Common Stock. The Series 5 Conversion Ratio shall be subject to adjustment as set forth in subsection 3(e).

         (c)  Mechanics of Conversion.  Upon the occurrence of one of the events
              -----------------------
specified in subsection 3(a), the outstanding shares of Series 5 Class B Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided that the Company
                                                  --------
shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Series 5 Class B Stock are delivered to the Company or any transfer agent of the Company. Conversion of the Series 5 Class B Stock shall be deemed to have been effected on the date on which the event specified with respect to such Series 5 Class B Stock in subsection 3(a) shall have occurred, and such date is referred to herein with respect to the Series 5 Class B Stock as the "Series 5 Conversion Date." The holder in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Series 5 Conversion Date. Following the Conversion Date, upon the request of any holder of Series 5 Class B Stock so converted and after surrender of the certificate or certificates representing such holder's shares of Series 5 Class B Stock to the Company or any transfer agent of the Company (except in the case of conversions pursuant to subsection 3(a)(iv)), the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subsection 3(d).

         (d)  Fractional Shares.  No fractional shares of Common Stock or scrip
              -----------------
shall be issued upon conversion of shares of Series 5 Class B Stock, but the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 5 Class B Stock so converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 5

Class B Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then fair value per share of Common Stock, as determined by the Board of Directors.

         (e)  Conversion Ratio Adjustments for the Series 5 Class B Stock.  The
              -----------------------------------------------------------
Conversion Ratio for the Series 5 Class B Stock shall be subject to adjustment from time to time as follows:

              (i)    Stock Dividends.  If the number of shares of Common Stock
                     ---------------
outstanding at any time after the date of issuance of the Series 5 Class B Stock is increased by a stock dividend or other distribution on Common Stock payable in shares of Common Stock or by a subdivision, split-up or reclassification of outstanding shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision, split-up or reclassification, as the case may be, the Series 5 Conversion Ratio shall be appropriately adjusted so that the holder of any shares of Series 5 Class B Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Company which the holder would have owned immediately following such action had such shares of Series 5 Class B Stock been converted immediately prior thereto.

              (ii)   Combination of Stock. If the number of shares of Common
                     --------------------
Stock outstanding at any time after the date of issuance of the Series 5 Class B Stock is decreased by a combination or reclassification of the outstanding shares of Common Stock, then, immediately after the effective date of such combination or reclassification, the Series 5 Conversion Ratio shall be appropriately adjusted so that the holder of any shares of Series 5 Class B Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Company which the holder would have owned immediately following such action had such shares of Series 5 Class B Stock been converted immediately prior thereto.

              (iii)  Capital Reorganization or Reclassification.  If the Common
                     ------------------------------------------
Stock issuable upon the conversion of the Series 5 Class B Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this subsection 3(e)), then and in each such event the holder of each share of Series 5 Class B Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by the holders of the number of shares of Common Stock into which such share of Series 5 Class Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

              (iv)   Rounding of Calculations; Minimum Adjustment. All
                     --------------------------------------------
calculations under this subsection (e) shall be made to the nearest one hundredth (1/100th) of a share. Any provision of this Section 3 to the contrary notwithstanding, no adjustment in the Series 5 Conversion Ratio shall be made if the amount of such adjustment would be less than 1% of the

Series 5 Conversion Ratio then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% or more of the Series 5 Conversion Ratio then in effect.

         (f)  Statement Regarding Adjustments.  In each case of an adjustment or
              -------------------------------
readjustment of the Conversion Ratio for the Series 5 Class B Stock, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series 5 Class B Stock at the holder's address as shown in the Company's books.

         (g)  Costs.  The Company shall pay all documentary, stamp, transfer or
              -----
other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon conversion of any shares of Series 5 Class B Stock; provided that the Company shall not be required to pay any taxes which
       --------
may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series 5 Class B Stock in respect of which such shares are being issued.

         (h)  Reservation of Shares.  So long as any shares of Series 5 Class B
              ---------------------
Stock remain outstanding, the Company shall reserve out of its authorized but unissued shares of Common Stock, free from preemptive rights, sufficient shares of Common Stock to provide for the conversion of all shares of Series 5 Class B Stock outstanding, solely for the purpose of effecting such conversion.

         (i)  Valid Issuance.  All shares of Common Stock which may be issued
              --------------
upon conversion of the shares of Series 5 Class B Stock will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Series 5 Conversion Ratio to be less than the par value, if any, of the Common Stock).

         (j)  Notices.  Any notice required by the provisions of this Section 3
              -------
to be given to the holders of shares of the Series 5 Class B Stock shall be deemed given upon the earlier of actual receipt or three business days after deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

     4.  Dividends.  Dividends shall be declared and set aside for any shares of
         ---------
the Series 5 Class B Stock only upon resolution of the Board of Directors of the Company. Except as otherwise set forth in this Section 4, no dividends (other than Common Stock dividends in a transaction described in Section 3(e)(i)) shall be paid to the holders of the Common Stock or the Series 4 Class B Stock unless an equivalent dividend is concurrently paid to the holders of the Series 5 Class B Stock (on a as-converted to Common Stock basis); provided, that this
                                                   --------
restriction shall not apply to Permitted Repurchases. Notwithstanding the foregoing, no holder of Series 5

Class B Stock shall be entitled to receive in any distribution thereof to the holders of any other securities of the Company, including Common Stock: (i) any shares of SuperCede, Inc. or (ii) any consideration received by the Company in any of the following transactions with respect to SuperCede, Inc.; (1) the sale of all or substantially all of the assets of SuperCede, Inc., (2) the sale of a controlling interest in SuperCede, Inc. to a third party, or (3) the acquisition of SuperCede, Inc. by another entity by means of merger, consolidation or otherwise, in which the Company does not, immediately after such merger, consolidation or other transaction, retain stock representing a majority of the voting power of SuperCede, Inc.; "Permitted Repurchases" means the repurchase by the Company of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Company or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Company has the option to repurchase such shares.

September 30, 1997


Oakes Interactive Incorporated
One Multimedia Plaza
255 Higland Avenue
Needham, MA 02194-3019

TopShelf Multimedia, Inc.
One Multimedia Plaza
255 Higland Avenue
Needham, MA 02194-3019

Acorn Associates Incorporated
One Multimedia Plaza
255 Higland Avenue
Needham, MA 02194-3019

Ladies and Gentlemen:

     This opinion refers to the Agreement and Plan of Reorganization, dated as of September 30, 1997, by and among Asymetrix Corporation, a Washington corporation ("ASYMETRIX"), Oakes Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Asymetrix ("OAKES INTERACTIVE SUB"), TopShelf Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Asymetrix ("TOPSHELF SUB"), Acorn Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Asymetrix ("ACORN SUB" and, together with Oakes Interactive Sub and TopShelf Sub, the "ACQUISITION COMPANIES"), Oakes Interactive Incorporated, a Massachusetts corporation ("OAKES INTERACTIVE"), TopShelf Multimedia, Inc., a Massachusetts corporation ("TOPSHELF"), Acorn Associates Incorporated, a Massachusetts corporation ("ACORN" and, together with Oakes Interactive and TopShelf, the "OAKES COMPANIES"), Gordon Oakes and Kevin Oakes, such agreement, together with all Exhibits and Schedules thereto, being referred to as the "REORGANIZATION AGREEMENT." Pursuant to the Reorganization Agreement, upon the Effective Time (as defined in the Reorganization Agreement) each of the Acquisition Companies will merge with and into the respective Oakes Company (the "MERGERS"). Unless otherwise indicated, all capitalized terms used herein have the meanings given to those terms in the Reorganization Agreement.

     In order to render this opinion I have examined the documents described on Attachment A to this letter. I have not examined any documents other than those
------------
described on Attachment A or made any independent factual investigation.  I have
             ------------
examined such matters of law as I have deemed necessary. I have not caused the search of any docket of any court,

Oakes Interactive Corporation
TopShelf Multimedia, Inc.
Acorn Associates Corporation
September 30, 1997
Page 2

tribunal, agency or, except as listed on Attachment A, similar authority or any
                                         ------------
other record of any governmental agency or third party.

     In my examination of documents for purposes of this opinion, I have assumed (to the extent that I do not have actual knowledge of), and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted as originals, the conformity to originals of all documents submitted as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any agreements reviewed by me, the legal competence or capacity of all natural persons executing the same, and (except with respect to due execution and delivery of the Reorganization Agreement by Asymetrix) the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, I have relied solely upon my examination of the documents referred to on Attachment A and my actual
                                               ------------
knowledge, and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to on Attachment A, and (b) the representations and warranties of the
               ------------
parties to the Reorganization Agreement as set forth therein. I have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any other factual matters; however, I am not aware of any facts that would lead me to believe that
         -------
any of the opinions expressed herein are not accurate.

     As used in this opinion, the phrases "my actual knowledge," "I am not aware", "to my knowledge," or "known to me" refer only to my actual knowledge and I have made no investigation of such matters other than my examination of documents referred to on Attachment A. No inference as to my knowledge of any
                         ------------
matters bearing on the accuracy of any such statement should be drawn from the fact of my representation of Asymetrix.

     For the purposes of this opinion, I have also assumed that: (a) each party (other than Asymetrix) has all requisite power and authority, and has taken any and all corporate or other action necessary, for the due authorization by such party of the execution, delivery and performance by it of the Reorganization Agreement and each Oakes Ancillary Agreement to which it is a party and the performance by it of all its obligations thereunder; (b) each of the Oakes Companies and the Principals has fully performed all the other obligations which it is to perform at or before the Effective Time; (c) all the representations and warranties made by any party other than Asymetrix or the Acquisition Companies in, or pursuant to, the Reorganization Agreement and each Oakes Ancillary Agreement are true and complete in all material respects; and (d) the Reorganization Agreement and each Oakes Ancillary Agreement is duly enforceable in accordance with its terms against, and constitutes the legal, valid and binding obligations of, the parties thereto other than Asymetrix or the Acquisition Companies.

Oakes Interactive Corporation
TopShelf Multimedia, Inc.
Acorn Associates Corporation
September 30, 1997
Page 3


     This opinion is qualified by, and is subject to, and I render no opinion with respect to, the limitations and exceptions to the enforceability of contracts and obligations generally, including, without limitation:

          (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally;

          (b) the effect of principles of public policy, general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness and unconscionability and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

     I render no opinion with respect to: (a) compliance or noncompliance with provisions of applicable state and federal statutes, rules and regulations concerning the issuance and sale of securities; (b) as to the tax consequences of the Mergers under applicable federal, state and local income tax laws and regulations, (c) the enforceability of the voting provisions contained in the Voting and Co-Sale Agreement; and (d) the non-competition covenants contained in the Oakes Employment Agreement and Foster Employment Agreement.

     I am admitted to practice law in the State of Washington, and I express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of Washington and the existing federal laws of the United States of America. Special rulings of such authorities or opinions of other counsel have not been sought or obtained. My opinion is limited to such Washington and United States statutes, laws, rules or regulations as in my experience are of general application to transactions of the sort contemplated by the Reorganization Agreement.

     Based upon the foregoing, subject to the assumptions and qualifications referred to herein and except as may be otherwise set forth in the Reorganization Agreement, the Exhibits thereto, the Asymetrix Schedule of Exceptions, or the Asymetrix Ancillary Agreements, it is my opinion that as of immediately prior to the Effective Time on the date hereof:

          1. Asymetrix had the requisite corporate right, power and authority to enter into, execute and deliver the Reorganization Agreement and each Asymetrix Ancillary Agreement to which it is a party. All corporate action required to be taken by or on the part of Asymetrix to authorize Asymetrix to enter into, execute and deliver the Reorganization Agreement and each Asymetrix Ancillary Agreement to which it is a party has been duly and validly taken.

          2. No consents, approvals, authorizations, registrations, declarations or filings by or with the State of Washington are required to be obtained by Asymetrix for the execution, delivery or performance by Asymetrix of the Reorganization Agreement or the Asymetrix Ancillary Agreements to which it is a party, except such as have been obtained or

Oakes Interactive Corporation
TopShelf Multimedia, Inc.
Acorn Associates Corporation
September 30, 1997
Page 4

made, except for the filing of a Form D with respect to the issuance of the Asymetrix Merger Stock in the Mergers and except for filings made under applicable securities laws.

          3. The Reorganization Agreement and each Asymetrix Ancillary Agreement to which Asymetrix is a party have been duly authorized, executed and delivered by Asymetrix, and are valid and binding obligations of Asymetrix, enforceable against Asymetrix in accordance with their respective terms.

          4. The authorized capital stock of Asymetrix consists of 40,000,000 shares of Asymetrix Common Stock, $0.01 par value, 8,078,172 of which are outstanding, and 5,000,000 shares of Class B Stock, $0.01 par value, of which 50,000 shares are designated as Series 1 Class B Stock, 37,500 shares of which are outstanding, of which 388,395 shares are designated as Series A Stock, all of which are outstanding, of which 388,395 shares are designated as Series B Stock, all of which are outstanding, of which 2,500,000 shares are designated as Series 4 Class B Stock, 2,383,894 shares of which are outstanding, and of which 1,512,500 shares are designated as Series 5 Class B Stock, none of which are outstanding.

          5. The shares of Asymetrix Series 5 Class B Stock that are issuable upon, and in exchange for, the outstanding shares of Common Stock of each of the Oakes Companies in the Mergers, when so issued in accordance with the terms and conditions of the Reorganization Agreement, will be duly and validly issued, fully paid and non-assessable.

          6. Neither the execution nor the delivery by Asymetrix of the Reorganization Agreement or any Asymetrix Ancillary Agreement to which it is a party, nor the consummation of the transactions provided for therein, are in conflict with any provision of: (a) the Articles of Incorporation or Bylaws of Asymetrix, as applicable, as currently in effect or (b) to my knowledge, any judgment, order or decree of any court or arbitrator to which Asymetrix is a party or is subject.

     In rendering the opinions above, I am opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to other matters. This opinion is intended solely for the use of the Oakes Companies pursuant to Section 8.5 of the Reorganization Agreement, and is not to be made available to, or relied upon for any other purpose, or by any other person or entity, without my prior written consent. I assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to my attention whether or not they would affect or modify the opinions expressed herein.


Very truly yours,


Steven Esau
General Counsel

                                 ATTACHMENT A
                              DOCUMENTS REVIEWED

(1)  The Reorganization Agreement.

(2) Registration Rights Agreement dated as of the date hereof between Asymetrix, Gordon Oakes, Kevin Oakes and Doug Foster.

(3) The Voting and Co-Sale Agreement dated as of the date hereof between Asymetrix, Gordon Oakes, Kevin Oakes, Doug Foster and Paul Allen.

(4) Employment Agreement made effective as of September 30, 1997 between Asymetrix and Kevin Oakes.

(5) Employment Agreement made effective as of September 30, 1997 between Asymetrix and Doug Foster.

(6)  A copy of Asymetrix's Articles of Incorporation.

(7) A copy of each of the Acquisition Companies' Certificates of Organization, certified by the Secretary of the Commonwealth of the Commonwealth of Massachusetts on September 29, 1997.

(8)  A copy of the Bylaws of each of Asymetrix and the Acquisition Companies.

(9) Action by Unanimous Written Consent of the Board of Directors of Asymetrix dated as of September 30, 1997.

(10) Action by Unanimous Written Consent of the Board of Directors and of the sole stockholder of each of the Acquisition Companies dated as of September 30, 1997.

                                                                    EXHIBIT 8.7

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of September 30, 1997, by and between ASYMETRIX CORPORATION, a Washington corporation (the "COMPANY"), and GORDON OAKES, KEVIN OAKES and DOUG FOSTER (collectively, the "SHAREHOLDERS" and each individually, a "SHAREHOLDER") who immediately prior to the Effective Time of the Mergers (as defined below) are all of the stockholders of Oakes Interactive, Inc., a Massachusetts corporation ("OAKES"), TopShelf Multimedia, Inc., a Massachusetts corporation ("TOPSHELF") and Acorn Associates Incorporated, a Massachusetts corporation ("ACORN" and, collectively with Oakes and TopShelf, the "OAKES COMPANIES").

     A. Each of the Oakes Businesses and the Company, Oakes Interactive Acquisition Corp., TopShelf Acquisition Corp., and Acorn Acquisition Corp. have entered into an Agreement and Plan of Merger dated as of September 30, 1997 (the "PLAN"), pursuant to which a wholly owned subsidiary of Asymetrix will merge with and into each of the Oakes Companies in reverse triangular mergers, with each of the Oakes Companies to be the surviving corporation of each merger (the "MERGERS").

     B.  As a condition precedent to the consummation of the Mergers, Section
8.7 of the Plan provides that the Shareholders shall be granted certain registration rights with respect to the shares of the Company's Common Stock issuable upon conversion of the Asymetrix Series 5 Class B Stock that are issued to the Shareholders in the Mergers, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.  REGISTRATION RIGHTS

         1.1  Certain Definitions.  For purposes of this Agreement:
              -------------------

              (a) Registration.  The terms "register," "registered," and
                  ------------              --------    ----------
"registration" refer to a registration effected by preparing and filing a
 ------------
registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

              (b) Registrable Securities.  The term "Registrable Securities"
                  ----------------------             ----------------------
means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series 5 Class B Stock issued pursuant to the Plan; and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b); excluding in all cases, however,
                     ---------

(i) any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement, (ii) any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act or (iii) any Registrable Securities which may be sold in the public market in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

               (c) Registrable Securities Then Outstanding. The number of shares
                   ---------------------------------------
of "Registrable Securities then outstanding" shall mean the number of shares of
    ---------------------------------------
Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

               (d) Holder. For purposes of this Section 1 and Section 2 hereof,
                   ------
the term "Holder" means any person owning of record Registrable Securities that
          ------
have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Agreement; provided, however, a record holder of shares of Series 5 Class B
           --------  -------
Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that the Company
                                           --------  -------
shall in no event be obligated to register shares of Series 5 Class B Stock.

               (e) SEC. The term "SEC" or "Commission" means the U.S. Securities
                   ---            ---      ----------
and Exchange Commission .

          1.2  Piggyback Registrations.  The Company shall notify all Holders of
               -----------------------
Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit
             ---------
plan or to any acquisition, merger, consolidation or other corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a) Underwriting. If a registration statement under which the
                   ------------
Company gives notice under this Section 1.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second to holders of the Company's
                    -----                  ------
Series A Preferred Stock and Series B Preferred Stock (or Registrable Securities issuable upon conversion of such Series A Preferred Stock or Series B Preferred Stock), third, to the holders of "registrable securities" as that term is
        -----
defined in, and pursuant to, that certain Registration Rights Agreement, dated as of September 11, 1997, by and among the Company and certain shareholders of Aimtech Corporation, a Delaware corporation, and fourth, to the Holders
                                                 ------
requesting inclusion of their Registrable Securities in such registration statement pursuant to this Section 1.2 on a pro rata basis based on the total number of Registrable Securities held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

               (b) Expenses. All expenses incurred in connection with a
                   --------
registration pursuant to this Section 1.2 (excluding underwriters' and brokers' discounts and commissions and the fees and expenses of Holders' counsel), including, without limitation all federal and "blue sky" registration, qualification and filing fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

          1.3  Obligations of the Company. Whenever required to effect the
               --------------------------
registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as commercially reasonable:

               (a) Furnish to the Holders and to the underwriters, if any, such number of copies of the registration statement, prospectus, and preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

               (b) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (c) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (d) Use its best efforts either to (i) cause all the Registrable Securities covered by any Registration Statement to be listed on a national securities exchange, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the quotation of the Registrable Securities on the Nasdaq National Market.

          1.4  Furnish Information.  It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to Section 1.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to timely effect the registration of their Registrable Securities.

          1.5  Delay of Registration.  No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.6  Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under Sections 1.2:

               (a) By the Company.  To the extent permitted by law, the Company
                   --------------
will indemnify and hold harmless each Holder, the partners, officers, directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any expenses, losses, claims, damages, or
               --------
liabilities (joint or several) (or actions in respect thereof) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof)
arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
                            ---------

               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, preliminary prospectus, final prospectus, offering circular or other document contained therein or any amendments or supplements thereto;

               (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

               (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating, defending or settling any such loss, claim, damage, liability or action; provided however,
                                                            -------- -------
that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or its agent, partner, officer, director, underwriter or controlling person of such Holder.

          (b) By Selling Holders.  To the extent permitted by law, each selling
              ------------------
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder or its agent expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating, defending or settling any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement
                             --------  -------
contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts
                                  -------- -------
payable in indemnity by a Holder under this Section 1.6(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

               (c)  Notice. Promptly after receipt by an indemnified party under
                    ------
this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

               (d)  Defect Eliminated in Final Prospectus.  The foregoing
                    -------------------------------------
indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but which Violation is eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus), such indemnity agreement shall not inure to the
             ----------------
benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (e)  Contribution.  In order to provide for just and equitable
                    ------------
contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 1.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions as well as any other relevant considerations; provided, however, that, in any such case, (A) the
                         --------  -------
total amounts payable in contribution by any Holder under this Section 1.6(e) shall not exceed the net proceeds received by such Holder in the registered offering out of which such responsibility arises; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (f) Survival.  The obligations of the Company and Holders under
                   --------
this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

          1.7  "Market Stand-Off" Agreement.  Each Holder hereby agrees that
                ---------------------------
it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or any shares of capital stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of any registration statement (other than a registration statement relating to any employee benefit plan or to any acquisition, merger, consolidation or other corporate reorganization) of the Company filed under the Securities Act (whether filed pursuant to the provisions of this Agreement or otherwise); provided, however, that:
--------  -------

               (a) such agreement shall not apply to shares of capital stock of the Company sold pursuant to such registration statement;

               (b) all executive officers and directors of the Company then holding Common Stock of the Company enter into a similar agreement, and any other stockholder of the Company owning at least as many shares of the Company's Common Stock as such Holder is also requested by the Company or the underwriter to enter into a similar agreement; and

               (c) in an offering other than the Company's initial public offering, such agreement shall apply only for a period of 90 days from the effective date of the registration statement filed under the Securities Act with respect thereto.

          In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.8  Rule 144 Reporting. With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

     2.   ASSIGNMENT

     Notwithstanding anything herein to any the contrary, the registration rights of a Holder under Section 1 hereof may be assigned by a Holder only to a party who acquires at least 75,000 shares of Series 5 Class B Stock issued under the Plan, and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof; provided, however that no party may
                                           --------  -------
be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any
                                                     -------- -------
such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

     3.   GENERAL PROVISIONS

          3.1  Amendment of Rights. Any provision of this Agreement may be
               -------------------
amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders of a majority of all Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.1 shall be binding upon each Holder, each permitted successor or assignee of such Holder and the Company

          3.2  Governing Law.  The internal laws of the State of Washington
               -------------
(irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          3.3  Severability. If any provision of this Agreement, or the
               ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          3.4  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

          3.5  Notices. Any notice or other communication required or permitted
               -------
to be given under this Agreement will be in writing, will be delivered personally, by registered or certified mail, postage prepaid, by confirmed facsimile or by nationally recognized courier service, and will be deemed given upon delivery, if delivered personally, or five days after deposit in the mails, if mailed, or upon receipt if delivered by confirmed facsimile or nationally recognized courier service to the following addresses:

               (i)  If to Asymetrix:
                    ---------------
                    Asymetrix Corporation
                    110 110th Avenue NE, Suite 700
                    Bellevue, WA  98004
                    Facsimile:  (206) 637-1540
                    Attention:  General Counsel

                    With a copy to:
                    --------------

                    Mark C. Stevens, Esq.
                    Fenwick & West LLP
                    Two Palo Alto Square
                    Palo Alto, CA  94306
                    Facsimile:  (415) 494-1417

               (ii) If to Shareholder:
                    -----------------
                    To the address set forth on Exhibit A hereto
                                                ---------

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 3.5.

          3.6  Absence of Third Party Beneficiary Rights.  No provisions of this
               -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

          3.7  Entire Agreement.  This Agreement and the exhibits hereto
               ----------------
constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.


ASYMETRIX CORPORATION                   THE SHAREHOLDERS

By:__________________________           _______________________________
                                        Gordon Oakes

Print Name:__________________           _______________________________
                                        Kevin Oakes

Title:_______________________           _______________________________
                                        Doug Foster


               [SIGNATURE PAGE FOR REGISTRATION RIGHTS AGREEMENT]

                                   EXHIBIT A
                                   ---------

                              LIST OF SHAREHOLDERS


                                       NUMBER OF SHARES OF
                                       ASYMETRIX CORPORATION
NAME AND ADDRESS                       SERIES 5 CLASS B STOCK HELD
----------------                       ---------------------------


Gordon Oakes
[ADDRESS]


Kevin Oakes
[ADDRESS]


Doug Foster
[ADDRESS]

                                                              EXHIBIT 8.8


                         VOTING AND CO-SALE AGREEMENT

    THIS VOTING AND CO-SALE AGREEMENT (this "AGREEMENT") is made and entered into as of September 30, 1997 (the "EFFECTIVE DATE") by and among ASYMETRIX CORPORATION, a Washington corporation, (the "COMPANY"), KEVIN OAKES (the "DESIGNEE"), GORDON OAKES, DOUG FOSTER and PAUL ALLEN (the "SHAREHOLDER").

                                R E C I T A L S
                                - - - - - - - -

         A. The Company, Oakes Interactive Acquisition Corp., a Massachusetts corporation, TopShelf Acquisition Corp., a Massachusetts corporation, Acorn Acquisition Corp., a Massachusetts corporation, Oakes Interactive Incorporated, a Massachusetts corporation ("OAKES"), TopShelf Multimedia, Inc., a Massachusetts corporation ("TOPSHELF"), Acorn Associates Incorporated, a Massachusetts corporation ("ACORN" and, collectively with Oakes and TopShelf, the "OAKES COMPANIES"), Gordon Oakes and the Designee have entered into that certain Agreement and Plan of Reorganization (the "PLAN") dated as of September __, 1997 pursuant to which a wholly owned subsidiary of Asymetrix will merge with and into each of the Oakes Companies in a reverse triangular merger.

         B. As an inducement to the Oakes Companies, Gordon Oakes and the Designee to enter into the Plan, the Company and the Shareholder desire to enter into this Agreement to set forth their agreement and understanding with respect to the voting of shares of the Company's capital stock held by Shareholder on certain matters.

         NOW THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:

         1.   ELECTION OF DESIGNEE TO BOARD OF DIRECTORS.  During the term of
              ------------------------------------------
this Agreement, Shareholder agrees to vote all shares of capital stock of the Company now or hereafter directly or indirectly owned (of record or beneficially) by Shareholder, in such manner as may be necessary to elect (and maintain in office), as a member of the Company's Board of Directors, the Designee

         2.   FURTHER ASSURANCES.  The Shareholder and the Company agree not to
              ------------------
vote any shares of Company stock, or to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under Section 1 of this Agreement, and each party agrees to cooperate fully with the other parties and execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         3.   ENFORCEMENT OF AGREEMENT.  The Shareholder acknowledges and agrees
              ------------------------
that any breach by him of this Agreement shall cause the Designee irreparable harm which may not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by Shareholder of any provision of this Agreement, the Company and the Designee shall each be entitled to the remedies of specific performance, injunction or other preliminary or equitable relief, including the right to compel Shareholder, as appropriate, to vote Shareholder's shares of capital stock of the Company in accordance with the provisions of this Agreement, in addition to such other rights remedies as may be available to the Designee for any such breach or threatened breach, including but not limited to the recovery of money damages.

         4.   TERM.  This Agreement shall commence on the Effective Date and
              ----
shall terminate upon the first to occur of the following:

               (a) The execution by the Shareholder, the Company and the Designee of a written agreement to terminate this Agreement;

               (b) The consummation of the first sale of securities of the Company to the public pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended;

               (c) The first date on which the outstanding capital stock of the Company owned by the Designee, Gordon Oakes and Doug Foster (calculated on an as-converted-into-Common Stock basis) constitutes less than thirty percent (30%) of the number of shares of the Company's Series 5 Class B Stock issued to such persons pursuant to the Plan; or

               (d) Immediately prior to the closing of (i) any consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger or stock representing a majority of the voting power of a corporation that wholly owns, directly or indirectly, the surviving corporation of such consolidation or merger; (ii) the sale, transfer or assignment of securities of the Company representing a majority of the voting power of all the Company's outstanding voting securities by the holders thereof to an acquiring party in a single transaction or series of related transactions;
(iii) any other sale, transfer or assignment of securities of the Company representing over fifty percent (50%) of the voting power of the Company's then outstanding voting securities by the holders thereof to an acquiring party; or
(iv) the sale of all or substantially all the Company's assets.

         5.   CO-SALE RIGHT.
              -------------

              5.1   Notice of Sales; Assignment of Company Right of First
                    -----------------------------------------------------
Refusal. Should Shareholder propose to sell, dispose of or otherwise transfer in
-------
any one or series of transactions, an aggregate of 500,000 shares or more of the Company's Common Stock to any person or entity other than to an entity who is not controlled by, undercommon control with or otherwise affiliated with Shareholder (a "Disposition"), then Shareholder shall promptly deliver a notice
                -----------
(the "Notice") to Designee, Doug Foster and Gordon Oakes stating the terms and
      ------
conditions of such Disposition including, without limitation, the number of shares of the

Company's capital stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

            5.2     Co-Sale Right.  Each of the Designee, Doug Foster and Gordon
                    -------------
Oakes shall have the right (the "Co-Sale Right"), exercisable upon written
                                 -------------
notice to the Shareholder within ten (10) days of receipt of the Notice, to participate in Shareholder's sale of Shares pursuant to the specified terms and conditions of such proposed Disposition. To the extent Designee, Doug Foster or Gordon Oakes exercises such Co-Sale right in accordance with the terms and conditions set forth below, the number of Shares which Shareholder may sell in such Disposition shall, if necessary, be correspondingly reduced if the proposed transferee of Shareholder is unwilling to purchase any shares in addition to those specified in the Notice. In the event of such a reduction, the Co-Sale Right of each of Gordon Oakes, Doug Foster and Designee and the proposed Disposition by Shareholder shall be subject to the following terms and conditions:

                    (a) Calculation of Shares. Gordon Oakes, Doug Foster and
                        ---------------------
Designee may collectively sell their Pro Rata Share of the shares to be sold in the proposed Disposition. For purposes of this Section 5.2(a), "Pro Rata Share"
                                                                --------------
shall be defined as a fraction, the numerator of which is the aggregate number of shares of the Company's capital stock then owned by Gordon Oakes, Doug Foster and Designee, and the denominator of which is the number of shares of the Company's capital stock then owned by Gordon Oakes and Designee plus the number of shares of the Company's capital stock then owned by Shareholder (including entities which are controlled by, under common control with or otherwise affiliated with Shareholder).

                    (b) Delivery of Certificates. Each of Gordon Oakes, Doug
                        ------------------------
Foster and Designee may effect his participation in the sale by delivering to the Shareholder for transfer one or more certificates, properly endorsed for transfer, which represent the number of shares of which such person elects to sell.

         6. MISCELLANEOUS.
            -------------

             6.1    Governing Law. The internal laws of the State of Washington
                    -------------
(irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

             6.2    Assignment; Binding Upon Successors and Assigns.  Neither
                    -----------------------------------------------
party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto and any attempt to do so will be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall be binding upon any transferee of capital stock of the Company held by Shareholder and, upon such transfer, Shareholder shall cause such transferee to assume Shareholder's obligations under this Agreement.

             6.3    Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

             6.4    Entire Agreement.  This Agreement and the exhibits hereto
                    ----------------
constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

             6.5    Amendments and Waivers.  Any terms of this Agreement may be
                    ----------------------
amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Shareholder, the Company, Gordon Oakes, Doug Foster and the Designee. Any amendment or waiver effected in accordance with this Section shall be binding upon all parties hereto and their permitted transferees and assignees.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.



COMPANY:                                     DESIGNEE:
-------                                      --------

By:____________________________              _________________________
                                             Kevin Oakes
Printed Name: _________________

Title: ________________________

SHAREHOLDER:
-----------

_______________________________              _________________________
Paul Allen                                   Gordon Oakes

                                             _________________________
                                             Doug Foster

                [SIGNATURE PAGE TO VOTING AND CO-SALE AGREEMENT]

                              September 30, 1997


Asymetrix Corporation
110 110th Avenue NE, Suite 700
Bellevue, WA 98004

     Re: Agreement and Plan of Reorganization dated as of September 30, 1997 (the "Agreement") by and among Asymetrix, the Merger Subs, the Oakes Companies and the Principals (each as identified in the Agreement)

Ladies and Gentlemen:

     I have acted as counsel to the Oakes Companies and the Principals in connection with this transaction.

     This opinion is delivered to you in connection with the Agreement and the transactions identified therein. In connection with the opinions rendered herein, I have examined the following documents, each of which is of even date herewith unless otherwise specified (collectively the "Transaction Documents"):

     1.   the Agreement;

     2. Articles of Merger between Oakes Interactive Incorporated ("Oakes Interactive") and Oakes Acquisition Corp.;

     3. Articles of Merger between TopShelf Multimedia, Inc. ("TopShelf") and TopShelf Acquisition Corp.;

     4. Articles of Merger between Acorn Associates Incorporated ("Acorn") and Acorn Acquisition Corp.;

     5. Voting and Co-Sale Agreement by and among Asymetrix Corporation, Kevin Oakes, Gordon Oakes, Douglas A. Foster and Paul Allen; and

     6. Registration Rights Agreement by and among Asymetrix Corporation, Gordon Oakes, Kevin Oakes and Douglas A. Foster.

     I have also examined and relied upon the following:

     A. Articles of Organization of Oakes Interactive as filed with the Massachusetts Secretary of State (the "Secretary of State") on June 19, 1995.

     B. Articles of Organization of TopShelf as filed with the Secretary of State on March 1, 1996.

Asymetrix Corporation
September 30, 1997
Page 2


     C. Articles of Organization of Acorn Associates, Incorporated as filed with the Secretary of State on April 11, 1997.

     D.   The By-Laws of Oakes Interactive.

     E.   The By-Laws of TopShelf.

     F.   The By-Laws of Acorn.

     G. Certificate of Corporate Good Standing of Oakes Interactive issued by the Secretary of State on September 22, 1997.

     H. Certificate of Corporate Good Standing issued by the Secretary of State on September 22, 1997.

     I. Certificate of Corporate Good Standing of Acorn issued by the Secretary of State on September 22, 1997.

          (The Certificates of Corporate Good Standing of each of Oakes Interactive, TopShelf and Acorn are collectively referred to as the "Good Standing Certificates").

     J.   The Definitive Agreements as defined in the Agreement.

     K. Such other certificates, documents and materials as I have deemed necessary in connection with this opinion.

     Based upon the foregoing, and subject to the qualifications set forth herein, I am of the opinion that:

     1. Each of the Oakes Companies is a corporation validly existing under the laws of the Commonwealth of Massachusetts (the "Commonwealth") and, based on the Good Standing Certificates, is in good standing as defined in Massachusetts General Laws, Chapter 156B, Section 116, with full power to (i) own, lease and operate its properties; (ii) carry on its business as now conducted and (iii) to execute deliver and perform its obligations under each of the Transaction Documents to which it is a party.

     2. The execution and delivery of each of the Transaction Documents requiring execution by the Oakes Companies and the Principals (a) have been duly authorized by the Oakes Companies; (b) will not conflict with any provisions of the Articles of Organization or By-Laws of any of the Oakes Companies; and (c) except as set forth in the Oakes Companies Schedule of Exceptions to the Agreement, are not in violation of any Definitive Agreement nor to the best of my knowledge and except as set forth in the Oakes Companies Schedule of Exceptions, any permit, decree, ordinance or applicable governmental regulation presently in effect.

Asymetrix Corporation
September 30, 1997
Page 3


     3. Each of the Transaction Documents requiring execution by any of the Oakes Companies or the Principals has been duly executed and delivered by Oakes Interactive, TopShelf, Acorn and the Principals; is the legal, valid and binding obligation of Oakes Interactive, TopShelf, Acorn and the Principals; and is enforceable against the Oakes Companies and the Principals in accordance with its terms.

     4. No government consents, approvals, authorization, registrations, declarations or filings are required to be obtained by the Principals or any of the Oakes Companies for the execution, delivery or performance by or on behalf of the Oakes Companies of the Transaction Documents to which each such corporation or Principal is a party, except such as have been obtained or made.

     5. The authorized capital stock of each of the Oakes Companies consists of 200,000 shares of Common Stock, without par value, of which in each case, 200 shares are issued, outstanding and owned of record solely by those persons listed on Schedule 3.3 of the Agreement in the respective amounts shown on
Schedule 3.3 of the Agreement. All presently issued and outstanding shares of the Oakes Companies capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are, to my knowledge, (a) no outstanding subscriptions, warrants, options, calls, claims, commitments, convertible securities or other agreements or arrangements under which any of the Oakes Companies may be obligated to issue any shares of its capital stock,
(b) no preemptive rights to subscribe for or to purchase capital stock of any of the Oakes Companies, and (c) no outstanding rights to cause shares of any of the Oakes Companies to be registered under the Securities Act of 1933, as amended, or under the laws of the Commonwealth of Massachusetts. The Principals and Douglas A. Foster are the only shareholders of record of Oakes Interactive and the Principals are the only shareholders of record of TopShelf and Acorn. To my knowledge, no other party has any right to, or has made any claim of, ownership of shares of any of the Oakes Companies, and no other party has any right to, or has made any claim to, receive shares of any of the Oakes Companies.

     6. To the best of my knowledge, and without having made any independent investigation and except as otherwise set forth on Schedule 3.6 of the Agreement, there is no action, suit, proceeding or investigation pending or threatened against any of the Oakes Companies which if adversely determined would have a material adverse effect on the financial condition business or properties of the Oakes Companies or would impair the enforceability of the Transaction Documents and none of the Oakes Companies is subject to any order, writ, judgment, decree or injunction.

     The opinions expressed herein are subject to the following assumptions, limitations and qualifications:

     A. In my examination and in rendering this opinion, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the power and authority of all persons, other than the Oakes Companies and the Principals, the authenticity and completeness of all documents submitted to me as originals, the conformity to original documents of all documents

Asymetrix Corporation
September 30, 1997
Page 4


submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. I have assumed the due issuance and validity of all governmental approvals, licenses, permits, consents, authorizations and certificates.

     B. As to matters of fact material to my opinions expressed herein, I have relied upon: (i) the representations and warranties made by the Oakes Companies and the Principals in the Transaction Documents; (ii) the certifications contained in the Good Standing Certificates and (iii) with respect to matters set forth in paragraph 5 hereof, the minute books of each Oakes Company.

     C. I have assumed that Asymetrix and the Merger Subs have all requisite power and authority and have taken all necessary corporate action to enter into the Agreement and to effect the transactions contemplated thereby.

     D. My opinions set forth herein as to the validity, binding effect and enforceability of the Transaction Documents are specifically qualified to the extent that the validity, binding effect or enforceability of any obligations of Oakes Companies under any of the Transaction Documents may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other statutory or decisional laws, heretofore or hereafter enacted or in effect, affecting the rights of creditors generally or
(ii) the exercise of judicial or administrative discretion in accordance with general equitable principles.

     E. I express no opinion as to liens arising under state or federal laws or regulations pertaining to hazardous waste.

     F. I am a member of the Bar of the Commonwealth of Massachusetts and opinions expressed herein are based upon and limited to the laws of the Commonwealth of Massachusetts, and the federal laws of the United States. I express no opinion herein concerning the laws of any other jurisdictions.

     This opinion is limited to the matters set forth herein and no opinion is implied or may be inferred beyond the matters expressly stated. No person or entity other than you may rely or claim reliance upon this opinion. This opinion is given to you as of the date hereof and I assume no obligation to advise you of changes that may hereafter be brought to my attention.

                                       Very truly yours

                                       Donald J. Allison

DJA/lmw

                                                                    EXHIBIT 9.11

                              September 30, 1997

Asymetrix Corporation
110 110th Avenue NE, Suite 700
Bellevue, WA  98004


                       INVESTMENT REPRESENTATION LETTER


     The undersigned holder ("STOCKHOLDER") of Common Stock (the "OAKES COMPANIES STOCK") of Oakes Interactive Incorporated, a Massachusetts corporation ("OAKES"), TopShelf Multimedia, Inc., a Massachusetts corporation ("TOPSHELF") and/or Acorn Associates Incorporated, a Massachusetts corporation ("ACORN" and, together with Oakes and TopShelf, the "OAKES COMPANIES"), is acquiring shares of the capital stock of Asymetrix Corporation, a Washington corporation ("ASYMETRIX") pursuant to that certain Agreement and Plan of Reorganization (the "PLAN") dated as of September 30, 1997 among Asymetrix, Oakes Interactive Acquisition Corp., a Massachusetts corporation, TopShelf Acquisition Corp., a Massachusetts corporation, Acorn Acquisition Corp., a Massachusetts corporation, Gordon Oakes, Kevin Oakes and each of the Oakes Companies, pursuant to which a wholly owned subsidiary of Asymetrix will merge with and into an Oakes Company in a reverse triangular merger, with the applicable Oakes Company to be the surviving corporation of each merger (the "MERGERS"), and all of the outstanding capital stock of each Oakes Company will be converted into shares of Asymetrix Series 5, Class B Stock (the "RESTRICTED SECURITIES") pursuant to a private placement effected pursuant to Section 4(2) of the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") and/or Regulation D promulgated thereunder. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

     In connection with the Merger, Stockholder hereby represents and warrants to Asymetrix as follows:

     (1)  Status of Stockholder.  Stockholder is an "accredited investor" within
          ---------------------
the meaning of Regulation D promulgated under the Securities Act. Stockholder has the knowledge and experience in financial and business matters necessary to evaluate and make an informed decision regarding the exchange of Stockholder's shares of Oakes Companies Stock for the Restricted Securities and to make the investment in the Restricted Securities pursuant to the

Mergers. Stockholder has the capacity to protect its own interests in connection with the Mergers.

     (2)  Plan. Stockholder acknowledges that Stockholder has received, read and
          ----
understood the Plan.

     (3)  Access to Other Information.  Stockholder acknowledges that Asymetrix
          ---------------------------
has made available to Stockholder the opportunity to examine such additional documents and to ask questions of, and receive answers from, Asymetrix and its management concerning, among other things, Asymetrix, its business, financial condition, management, activities and any other information which Stockholder considers relevant, important or material in making the decision to participate in the Mergers and to invest in the Restricted Securities.

     (4)  Risks of Investment.  Stockholder acknowledges that the Restricted
          -------------------
Securities involve a degree of risk and is aware of the lack of liquidity of the Restricted Securities. Stockholder appreciates the financial hazards involved in making the investment and understands the tax consequences of investing in the Restricted Securities. Stockholder has not relied on Asymetrix or its counsel for any advice regarding the tax consequences of the Mergers and/or Stockholder's investment in the Restricted Securities.

     (5)  Investment Intent.  Stockholder is acquiring the Restricted Securities
          -----------------
in the Mergers for investment purposes for Stockholder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. Stockholder has no present intention of disposing of the Restricted Securities and no one other than the beneficiaries of Stockholder has any beneficial interest in the Restricted Securities.

     (6)  Restricted Securities; Registration Rights.  Stockholder acknowledges
          ------------------------------------------
and understands that the terms of the Mergers have not been reviewed by the Securities and Exchange Commission (the "SEC") or by any state securities authorities, that the Restricted Securities to be received by Stockholder pursuant to the Mergers have not been registered under the Securities Act and constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act ("RULE 144"), and have been issued in reliance on the exemptions for non-public offerings provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, which exemptions depend upon, among other things, the representations made and information furnished by Stockholder herein, including but not limited to the bona fide nature of Stockholder's investment intent as expressed above. Stockholder and Asymetrix acknowledge that Stockholder has certain "piggyback" registration rights to cause Asymetrix to include such Restricted Securities in a registration statement under the Securities Act, if any such registration statement is filed by Asymetrix and subject to the limitations set forth in the Registration Rights Agreement being entered into by and among the Aimtech Stockholders and Asymetrix pursuant to the Plan and that Asymetrix is not otherwise obligated to register the Restricted Securities to be issued to Stockholder.

     (7)  Rule 144.  Stockholder acknowledges that, absent such registration of
          --------
the Restricted Securities, Stockholder will not be able to publicly sell the Restricted Securities until one year after the Effective Time of the Merger. After that date, Stockholder may sell the Restricted Securities in compliance with Rule 144. Stockholder is familiar with the provisions of Rule 144 which permit limited public resales of "restricted securities," subject to the satisfaction of certain conditions regarding the restrictions on the transfer of the Restricted Securities imposed by Rule 144. Stockholder understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or some other exemption from the registration requirements of the Securities Act will be required in order to enable Stockholder to dispose of the Restricted Securities, and that Stockholder may be required to hold the Restricted Securities for a significant period of time prior to reselling them. Stockholder acknowledges that if it is or becomes an "affiliate" of Asymetrix, then certain restrictions, including volume limits, imposed by Rule 144 will continue to apply to Stockholder beyond the second anniversary of the date on which Stockholder acquires the Restricted Securities.

     (8)  Procedures for Transfer.  Stockholder will not sell, transfer,
          -----------------------
exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Restricted Securities, or any option, right or other interest with respect to any Restricted Securities, unless: (i) such transaction is permitted pursuant to Rule 144; (ii) counsel representing Stockholder shall have advised Asymetrix in a written opinion letter reasonably satisfactory to Asymetrix and Asymetrix's legal counsel, and upon which Asymetrix and its legal counsel may reasonably rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition of Restricted Securities; or (iii) a registration statement under the Securities Act covering the Restricted Securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and be effective under the Securities Act.

     (9)  Legends.  Stockholder also understands and agrees that there will be
          -------
placed on the certificates evidencing the ownership of the Restricted Securities, the following legend (in addition to any legends required by applicable state laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND CURRENT PROSPECTUS) IS IN EFFECT AS TO THE SECURITIES, (2) AN EXEMPTION THEREFROM IS AVAILABLE, OR (3) THE SECURITIES ARE SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     (10) Stop Transfer Instructions; No Requirement to Transfer.  Stockholder
          ------------------------------------------------------
agrees that, in order to ensure compliance with the restrictions referred to herein, Asymetrix may issue appropriate "stop transfer" instructions to its transfer agent, if any. Asymetrix shall not be required (i) to transfer or have transferred on its books any Restricted Securities that have been sold or otherwise transferred in violation of any of the provisions of this letter or the Plan or (ii) to treat as owner of such Restricted Securities or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Securities shall have been so transferred in violation of any provision of this letter or the Plan.

     (11) Ability to Bear Economic Risk.  Stockholder represents that it (i) is
          -----------------------------
able to bear the economic risk of its investment in the Restricted Securities,
(ii) is able to hold the Restricted Securities for an indefinite period of time,
(iii) can afford a complete loss of its investment in the Restricted Securities and (iv) has adequate means of providing for its current needs and possible contingencies and has no need for liquidity in this investment.

     (12) No Public Solicitation.  Stockholder represents that at no time was
          ----------------------
such Stockholder presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the Mergers.


                                    Sincerely,


                                    _______________________________
                                    Name of Stockholder

                                    By:____________________________

                                    Name:__________________________

                                    Title:_________________________



             [SIGNATURE PAGE TO INVESTMENT REPRESENTATION LETTER]